Exhibit 10.19










                            PROPERTY LEASE AGREEMENT

                                 by and between

                           PSLT-ALS PROPERTIES I, LLC,

                      a Delaware limited liability company,

                                  as Landlord,

                                       and

                          ALS PROPERTIES TENANT I, LLC,

                      a Delaware limited liability company,

                                    as Tenant

                                   Dated as of



                                October __, 2004



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                                TABLE OF CONTENTS
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1.       Definitions..............................................................................................1
2.       Leased Property..........................................................................................13
3.       Condition of Leased Property.............................................................................14
4.       Term.....................................................................................................14
         (a)      Initial Term....................................................................................14
         (b)      Renewal Terms...................................................................................14
5.       Rent.....................................................................................................14
         (a)      Rent............................................................................................14
         (b)      Base Rent.......................................................................................15
         (c)      Additional Rent.................................................................................15
         (d)      Consent Expenses................................................................................15
         (e)      Late Charge; Interest...........................................................................15
         (f)      Payment without Abatement.......................................................................15
6.       Holding Over.............................................................................................15
7.       Use of Leased Property; Compliance With Legal Requirements...............................................16
         (a)      Intended Use....................................................................................16
         (b)      Compliance with Legal Requirements, Insurance Requirements, Facility
                  Mortgage Requirements and Other Requirements....................................................16
         (c)      Compliance with Third Party Payor Program Requirements..........................................16
         (d)      Landlord to Grant Easements, Etc................................................................17
         (e)      Landlord's Receipt Of Third Party Payor Program Reimbursements..................................17
8.       Tenant's Covenant to Repair..............................................................................17
         (a)      Repair and Maintenance..........................................................................17
         (b)      Related Personal Property.......................................................................17
9.       No Landlord Repair Obligations...........................................................................18
10.      Surrender................................................................................................18
         (a)      Surrender of Leased Property....................................................................18
         (b)      Transfer of Licenses and Permits................................................................18
         (c)      Apportionment of Impositions, Insurance Premiums and the Minimum
                  Capital Additions Amount........................................................................19
11.      Capital Additions........................................................................................19
         (a)      Construction of Capital Additions...............................................................19
         (b)      Non-Capital Additions...........................................................................20
         (c)      Capital Additions Financed by Landlord..........................................................20
         (d)      Disbursement of Capital Addition Allowances.....................................................21
         (e)      Capital Addition Allowances Added to Lease Basis................................................22
12.      Utilities and Other Services.............................................................................22
13.      Performance by Landlord of Tenant's Obligations..........................................................22
         (a)      Landlord's Self Help............................................................................22
         (b)      Landlord's Inspections..........................................................................23
14.      Entry....................................................................................................23
15.      Assignment, Subletting and Liens.........................................................................24
         (a)      Transfers Prohibited Without Consent............................................................24
         (b)      Adequate Assurances.............................................................................24
         (c)      Permitted Subleases.............................................................................24


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         (d)      Whole Facility Subleases........................................................................25
         (e)      Liens...........................................................................................25
16.      Impositions..............................................................................................26
17.      Casualty.................................................................................................26
         (a)      Restoration and Repair..........................................................................26
         (b)      Unavailability of Proceeds......................................................................27
         (c)      Escrow of Insurance Proceeds....................................................................27
         (d)      Uninsured Losses................................................................................28
         (e)      Deletion of Properties..........................................................................28
18.      Insurance................................................................................................28
         (a)      Insurance By Tenant.............................................................................29
         (b)      Landlord as Additional Insured and/or Loss Payee................................................32
         (c)      Carriers and Features...........................................................................32
         (d)      Failure to Procure Insurance....................................................................32
         (e)      Intentionally Omitted...........................................................................32
         (f)      Indemnification of Landlord.....................................................................32
19.      Environmental Matters....................................................................................33
         (a)      Tenant's Covenant...............................................................................33
         (b)      Clean-Up........................................................................................34
         (c)      Indemnification.................................................................................34
         (d)      Notice..........................................................................................34
20.      Costs and Attorneys' Fees................................................................................35
21.      Default; Remedies........................................................................................35
         (a)      Default.........................................................................................35
         (b)      Remedies........................................................................................37
22.      Landlord's Default; Landlord's Right to Dispute..........................................................39
         (a)      Landlord Default................................................................................39
         (b)      Landlord's Right to Dispute.....................................................................40
23.      Condemnation.............................................................................................40
         (a)      Complete Taking.................................................................................40
         (b)      Partial Taking..................................................................................40
         (c)      Award...........................................................................................40
         (d)      Unavailability of Award.........................................................................41
         (e)      Notices.........................................................................................41
24.      Reports and Statements...................................................................................41
25.      Additional Covenants of Tenant...........................................................................42
         (a)      Indebtedness of Tenant..........................................................................43
         (b)      Management of Leased Property; Joinder by Manager...............................................43
         (c)      Intentionally Omitted...........................................................................44
         (d)      Capital Additions...............................................................................44
         (e)      Capital Additions Reserve.......................................................................44
         (f)      Operation of each of the Facilities.............................................................45
26.      Permitted Contests.......................................................................................45
27.      Notices of Commencement of Construction..................................................................46
28.      Limitation on Liability of Landlord and Tenant...........................................................46
29.      "Net" Lease/No Impairment................................................................................47



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         (a)      "Net" Lease.....................................................................................47
         (b)      No Affect or Impairment.........................................................................47
30.      Representations and Warranties...........................................................................47
         (a)      Representations of Tenant.......................................................................47
         (b)      Representations of Landlord.....................................................................48
31.      Notices..................................................................................................49
32.      No Waiver................................................................................................50
33.      Quiet Enjoyment..........................................................................................50
34.      Intentionally Omitted....................................................................................50
35.      Subordination, Non-Disturbance and Attornment............................................................50
36.      Brokers..................................................................................................51
37.      Invalidity...............................................................................................51
38.      Counterparts.............................................................................................51
39.      Memorandum of Lease......................................................................................51
40.      Cumulative...............................................................................................51
41.      Governing Law............................................................................................51
42.      Successors and Assigns; Relationship.....................................................................51
43.      Entire Agreement.........................................................................................52
44.      Survival.................................................................................................52
45.      Estoppel Certificates....................................................................................52
46.      Time.....................................................................................................52
47.      Captions and Headings....................................................................................52
48.      Waiver of Jury Trial.....................................................................................52
49.      Signage..................................................................................................52
50.      Guaranty.................................................................................................53
51.      Intentionally Omitted....................................................................................53
52.      Public Offering Information; Delivery of Information.....................................................53
53.      Appraisal Procedure......................................................................................53
54.      Facility Mortgages.......................................................................................54
         (a)      Cooperation in Obtaining Facility Mortgages.....................................................55
         (b)      Compliance With Facility Mortgages..............................................................55
         (c)      Escrow Reserve Accounts Under Facility Mortgages................................................55
55.      Escrows Held by Facility Mortgagee.......................................................................56
56.      Single Lease.............................................................................................56

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                                    EXHIBITS:

Exhibit A        Legal Description
Exhibit B        Memorandum of Lease
Exhibit C        Subordination Agreement
Exhibit D        Guaranty



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                            PROPERTY LEASE AGREEMENT

         THIS PROPERTY LEASE AGREEMENT (the "Lease") is made as of this ___ day of October 2004, by and between PSLT-ALS PROPERTIES I, LLC, a Delaware limited liability company, as landlord ("Landlord") and ALS PROPERTIES TENANT I, LLC, a Delaware limited liability company, as tenant ("Tenant"), and is joined into for certain limited purposes by ALTERRA HEALTHCARE CORPORATION, a Delaware limited liability company ("Manager").

         In consideration of the mutual promises and agreements herein contained, the parties agree as follows:

1. Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Paragraph shall have the meanings assigned to them in this Paragraph or elsewhere in this Agreement and shall include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Lease to designated "Paragraphs" or "Subparagraphs" and other subdivisions are to the designated Paragraphs, Subparagraphs and other subdivisions of this Lease, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Paragraph or Subparagraph or other subdivision.

         "Additional Rent" shall have the meaning given to such term in Paragraph 5(c).

         "Affiliate" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership, any general partner in such partnership or any limited partner holding, directly or indirectly, fifty percent (50%) or more of the partnership interests in such partnership; (ii) in the case of any such Person which is a limited liability company, the managing member of such limited liability company or any other member of such limited liability company holding, directly or indirectly, fifty percent (50%) or more of the membership interests in such company; (iii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (i) and (ii); (iv) any other Person who is an officer, director or trustee of, or partner holding, directly or indirectly, fifty percent (50%) or more of the partnership, membership or stock interests in, such Person or any Person referred to in the preceding clauses (i), (ii) and (iii); and (v) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (i) through (iv).

         "Aggregate Lease Basis" shall mean, for all of the Leased Properties subject to this Lease as of the applicable Deletion Date, an amount equal to the Lease Basis, as increased each year by three and one-half percent (3.5%), compounded annually (pro rata for any partial Lease Year), from the Commencement Date (or with respect to any increase or decrease in the Lease Basis, from the date of such increase or decrease) to the Deletion Date.

         "Agreement Regarding Leases" means that certain Agreement Regarding Leases dated as of the date hereof by and between PSLT-ALS Holdings and ALS Holdings.


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         "ALS Holdings" shall mean ALS Properties Holding Company, LLC, a
Delaware limited liability company.

         "Annual Increase" shall mean:

                  (a) with respect to the First Comparison Year, an amount equal to the lesser of (i) 1.025 and (ii) one (1) plus the product of four
         (4) times the percentage increase in the Consumer Index (expressed as a decimal) as of the first month of the First Comparison Year (or the next preceding determination date) over the Base CPI Index; and

                  (b) with respect to each Lease Year thereafter during the Term (including any Renewal Term), an amount equal to the lesser of (i)
         1.025 and (ii) one (1) plus the product of four (4) times the percentage increase in the Consumer Index (expressed as a decimal) as of the first month of each such Lease Year (or the next preceding determination date) over the Consumer Index applicable for the immediately preceding Lease Year;

                  provided, however, that in no event shall the Annual Increase for any Lease Year be less than 1.0.

         "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a complete or partial Condemnation of one (1) or more of the Leased Properties (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred in connection with obtaining any such award).

         "Base CPI Index" shall mean the Consumer Index on the date hereof or the determination date immediately prior to the date hereof.

         "Base Rent" shall mean:

                  (a) During the first month of the initial Lease Year, an amount equal to $493,066.50.

                  (b) During each subsequent month during the Term, including any Renewal Term, an amount equal to one-twelfth (1/12th) of the product of (x) the Lease Basis (as of the date of determination) multiplied by (y) the Lease Rate (as of the date of determination).

         "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which the Federal Reserve system is authorized by law or executive action to close.

         "Capital Accretion Amounts" shall mean the sum of all of the following amounts made by Landlord through the date of determination: (1) Capital Addition Allowances and (2) Mandatory Capital Addition Allowances (as defined in the Agreement Regarding Leases).

         "Capital Addition" shall mean one or more new buildings, or one or more additional structures annexed to any portion of the Leased Improvements with respect to any one (1) or more of the Leased Properties, or the material expansion of existing improvements, which are




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constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story, the renovation of existing improvements on any one (1) or more of the Leased Properties in order to provide a functionally new facility needed to provide services not previously offered, or any expansion, construction, renovation or conversion in order to increase the number of units of the applicable Facility, to change the purpose for which such units are utilized or to improve materially the quality of the applicable Facility, or any related improvement whose cost would be treated as a capital expenditure under GAAP.

         "Capital Addition Allowance" shall have the meaning set forth in Paragraph 11(d).

         "Capital Additions Cost" shall mean the cost of any Capital Addition made to one (1) or more of the Facilities in accordance with the terms of this Lease. Such cost shall include, but not be limited to, the following: (i) the cost of construction of the Capital Addition, including site preparation and improvement, materials, labor, supervision, developer and administrative fees, legal fees, and costs of related design, engineering and architectural services, the cost of any fixtures, the cost of equipment and other personalty, the cost of construction financing (including, but not limited to, capitalized interest) and other miscellaneous costs approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) if agreed to by Landlord in writing, in advance, the cost of any land (including all related acquisition costs incurred by Tenant) contiguous to the applicable Facility to which such additional land is to become a part for the purpose of placing thereon a Capital Addition or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same; (iii) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Addition during construction; (iv) title insurance charges; (v) reasonable attorneys' fees and expenses; (vi) filing, registration and recording taxes and fees; (vii) documentary stamp or transfer taxes, and (viii) all actual and reasonable costs and expenses of Tenant incurred in connection with such Capital Addition; provided, however, that in no event shall the direct or indirect costs of any employees of Tenant be deemed a Capital Additions Cost (other than construction management agreements that are arms-length and have market terms).

         "Capital Additions Reserve" shall have the meaning given to such term in Paragraph 25(d).

         "Casualty" shall have the meaning given to such term in Paragraph
17(a).

         "Change of Control" shall have the meaning given to such term in the Agreement Regarding Leases.

         "Claims" shall have the meaning given to such term in Paragraph 26.

         "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

         "Commencement Date" shall mean the date of this Lease.

         "Condemnation" shall mean, with respect to any of the Leased Properties, (i) the exercise of any governmental power with respect to the applicable Leased Property, whether by legal



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proceedings or otherwise, by a Condemnor of its power of condemnation; (ii) a voluntary sale or transfer of the applicable Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; and (iii) a taking or voluntary conveyance of all or part of the applicable Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting the applicable Leased Property, whether or not the same shall have actually been commenced.

         "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         "Consumer Index" shall mean the Consumer Price Index for all Urban Consumers (CPI-U), U.S. City Average, All Items Less Food and Energy (1982-1984=100) as published by the Bureau of Labor Statistics of the U.S. Department of Labor, or if it ceases publication, a successor index measuring the price of comparable market basket of consumer goods published by the United States or any agency or department thereof.

         "Date of Taking" shall mean the date the Condemnor has the right to possession of the applicable Leased Property, or any portion thereof, in connection with a Condemnation.

         "Default" shall mean any event or condition that, with the giving of notice and/or lapse of time, may ripen into an Event of Default.

         "Deleted Properties" shall mean any Leased Property that is deleted from the terms and scope of this Lease in accordance with a Limited Termination Election in connection with a Casualty (in accordance with Paragraph 17) or a Condemnation (in accordance with Paragraph 23).

         "Deleted Property Rent Adjustment" shall mean, with respect to any Deleted Property, the product of (i) the quotient of (x) the amount of any insurance proceeds or Awards actually received by Landlord or any Facility Mortgagee and not made available to Tenant for the purposes of restoration divided by (y) the Aggregate Lease Basis (as of the day immediately preceding the Deletion Date) multiplied by (ii) the Base Rent that was payable immediately prior to the applicable Deletion Date.

         "Deletion Date" shall mean the date that a Deleted Property is removed from the premises demised under this Lease pursuant to the terms and conditions of Paragraph 17 or Paragraph 23.

         "Entity" shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

         "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata, ambient air and the indoor environment.

         "Environmental Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders of all courts of competent jurisdiction and



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Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, Remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, Releases or threatened Releases, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         "Equity Transfer" shall have the meaning given to such term in Paragraph 6(c) of the Agreement Regarding Leases.

         "Escrow Agent" shall have the meaning given to such term in Paragraph 17(b).

         "Event of Default" shall have the meaning given to such term in Paragraph 21(a).

         "Excluded Items" shall mean all cash, accounts receivable, credits against account payable; trade names, trade marks, service names, service marks, copyrights and other intellectual property relating to Tenant or Manager or the Leased Properties; employees' cell phones and pagers; copier machines, fax machines, time clocks and other equipment which is leased by Tenant or Manager pursuant to equipment or financing leases and located at the Leased Properties; employee manuals, training materials, policies, procedures and materials related thereto with respect to the operation of the Facility; all brochures, pamphlets, flyers, mailers and other promotional materials relating to the marketing and advertising of the Facilities; computer software programs (other than for nurse call or other life safety systems), discs and related materials connected to or developed by or for Tenant's or Manager's systems or operations; all signs and signage (other than signage monuments) referring to Tenant or Manager or to any trade name, trademark, service name or service mark owned by Tenant or Manager or the name of any of the Facilities or any combination or portion thereof; and all automobiles, vans, minivans and other vehicles used in connection with the operation of the Facilities.

         "Expiration Date" shall have the meaning given to such term in Paragraph 4(a), as same may be extended pursuant to Paragraph 4(b).

         "Extraordinary Capital Expenditures" shall mean expenditures incurred in connection with Capital Additions to one (1) or more of the Facilities which are not contemplated by the then current capital budget and other non-recurring expenditures incurred by Tenant with respect to the Facility that are not ordinary course repair and maintenance items.

         "Facility" shall mean, as to any Leased Property, the senior housing and/or independent living and/or assisted living facility being operated or proposed to be operated on such Leased Property.

         "Facility Mortgage" shall mean, with respect to any one (1) or more of the Leased Properties, any encumbrance securing the repayment of indebtedness (and including any obligations in connection with credit enhancement) now or hereafter placed upon the fee simple interest or leasehold interest, as applicable, in the applicable Leased Property, provided such




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Leased Property is then subject to the terms of this Lease, together with all other documents and instruments evidencing or securing the indebtedness secured thereby.

         "Facility Mortgage Requirements" shall mean, subject to the requirements of Paragraph 54(b), all covenants, agreements, restrictions and encumbrances contained in any future Facility Mortgage in effect from time to time, other than any covenants and agreements with respect to the payment of the Indebtedness secured thereby.

         "Facility Mortgagee" shall mean the holder of a Facility Mortgage.

         "Facility State" shall mean the State in which the applicable Facility is located.

         "Fair Market Value" shall mean, as determined by agreement between Landlord and Tenant or, failing agreement and upon demand by either party, the appraisal procedures set forth in Paragraph 53, as to any one (1) or more of the Leased Properties, the amount that an uncompelled, willing buyer would pay, and an uncompelled, willing seller would accept, at arm's length, for a fee simple interest in the applicable Leased Property, including all Capital Additions thereto and all Related Personal Property. In addition to such other market factors as may be applicable in determining the Fair Market Value, the Fair Market Value shall be determined on the basis, and on the assumptions, that (i) the applicable Leased Property (or Leased Properties) is unencumbered by this Lease or the Agreement Regarding Leases, (ii) the applicable Leased Property (or Leased Properties) is in material compliance with any and all Legal Requirements and Insurance Requirements, (iii) the applicable Leased Property (or Leased Properties), for the benefit of the aforesaid buyer, have in full force and effect any and all Permits and Licenses.

         "First Comparison Year" shall mean the Lease Year commencing on November 1, 2005, and ending on October 31, 2006.

         "GAAP" shall mean generally accepted accounting principles, consistently applied, and being principally derived from promulgations of The Financial Accounting Standards Board and The American Institute of Certified Public Accountants, or their successors.

         "Government Agency" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the applicable Facility State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Landlord or Tenant or the applicable Leased Property or any portion thereof or the Facility operated thereon.

         "Guarantor" shall mean the Person that is the "guarantor" under the Guaranty of Agreement Regarding Leases. The initial Guarantor is Alterra Healthcare Corporation, a Delaware corporation.



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         "Guaranty" shall mean that certain Guaranty of Agreement Regarding
Leases made by Guarantor in favor of PSLT-ALS Holdings in the form of Exhibit D annexed to the Agreement Regarding Leases.

         "Hazardous Materials Substances" shall mean any substance (whether solid, liquid or gaseous in nature):

                  (a) the presence of which requires or may hereafter require notification or Remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

                  (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

                  (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

                  (d) the presence of which on any Leased Property causes or reasonably threatens to cause a violation of Environmental Laws upon the applicable Leased Property or to adjacent properties or poses or reasonably threatens to pose a hazard to the health or safety of persons on or about such Leased Property; or

                  (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

                  (f) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

                  (g) without limitation, which contains or emits radioactive particles, waves or material; or

                  (h) without limitation, constitutes Regulated Medical Wastes.

         "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

         "Impositions" shall mean with respect to each of the Leased Properties, all taxes (including, without limitation, all taxes imposed under the laws of the applicable Facility State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are




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imposed upon Landlord, Tenant or the business conducted upon the applicable
Leased Property or additional federal and state taxes, interest or penalties, arising out of the applicable Leased Property's non-compliance with Legal Requirements), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the applicable Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in the applicable Leased Property, (b) the applicable Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the applicable Leased Property or the leasing or use of the applicable Leased Property or any part thereof by Tenant, and shall include any tax being contested during the period that such taxes are being contested, which tax, and any interest and penalties attributable thereto, shall nevertheless be treated as a Claim within the meaning of Paragraph 25; provided, however, that nothing contained herein shall be construed to require Tenant to pay, and the term "Impositions" shall not include: (i) any tax based on the net income of the Landlord, except for federal and state taxes arising out of non-compliance with Legal Requirements, (ii) any net revenue tax of Landlord, (iii) any transfer fee, stamp tax, mortgage recording tax, intangibles tax or other similar tax imposed with respect to the sale, exchange, financing, encumbering or other disposition by Landlord of any of the Leased Properties or any portion thereof or the proceeds thereof, including without limitation as a result of any Facility Mortgage, (iv) any single business, gross receipts, transaction privilege, rent or similar taxes (other than a commercial rent, sale, use or occupancy type tax or tax imposed with respect to the rental or occupancy of one (1) or more of the Leased Properties) as the same relate to or are imposed upon Landlord, (v) taxes attributable to a period after the expiration or earlier termination of the Initial Lease Term or any Renewal Term (if applicable), (vi) taxes, interest, penalties and additions to tax imposed solely as a result of the failure of the Landlord to duly file any tax return required to be filed by Landlord,
(vii) taxes imposed solely as a result of the Landlord's breach of any covenant or the inaccuracy of any representation or warranty of the Landlord in any of the Operative Documents, (viii) taxes imposed on Landlord to the extent that Landlord receives a credit (or otherwise has a reduction in liability for such taxes) in respect of such taxes, (ix) taxes resulting from the gross negligence or willful misconduct of the Landlord, (x) taxes to the extent that such taxes would have been imposed on the Landlord in the absence of any of the transactions contemplated by the Operative Documents, (xi) taxes imposed on any transferee of Landlord pursuant to the laws in effect at the time of the transfer to such transferee, to the extent such tax exceeds the amount of such tax indemnified against hereunder that would have been imposed on the transferor, (xii) taxes imposed by ERISA or Section 4975 of the Internal Revenue Code to the extent resulting from any act or omission of Landlord or its Affiliates, and (xiii) withholding taxes imposed on payments to non-U.S. persons. Impositions shall include interest, penalties and additions to taxes only to the extent that the taxes to which such items relate are treated as Impositions hereunder. Any refund of taxes or other items that are treated as Impositions hereunder shall be for the benefit of Tenant. References to Landlord as contained in this definition of Impositions shall include, as applicable, Affiliates of Landlord, and references to the "Operative Documents" shall mean the Lease and the Agreement Regarding Leases and the other documents and instruments executed and delivered in connection herewith or pursuant hereto. Notwithstanding any other provision hereof to the contrary, Impositions shall not include any taxes arising as a result of any failure of Landlord (or any Affiliate) to qualify as a real estate investment trust for federal income tax purposes, or under any corresponding state or local tax law.

         "Improvements" shall have the meaning given such term in Paragraph 2.

         "Initial Term" shall have the meaning given to such term in Paragraph 4(a).

         "Inspection Report" shall have the meaning given to such term in Paragraph 13(b).

         "Insurance Requirements" shall mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         "Intended Use" shall have the meaning given such term in Paragraph
7(a).

         "Land" shall have the meaning given such term in Paragraph 2.

         "Landlord" shall have the meaning given such term in the preamble to this Lease.

         "Landlord Capital Addition" shall have the meaning given to such term in Paragraph 11(c).

         "Lease" shall mean this Property Lease Agreement including the Exhibits attached hereto, as it and they may be amended from time to time as herein provided.

         "Lease Basis" shall mean $167,654,254.20 as of the date of this Lease, as such amount shall be (a) increased from time to time in accordance with the express terms of this Lease or the Agreement Regarding Leases by the amount of any Capital Accretion Amounts or otherwise as expressly provided herein or therein, and (b) decreased from time to time by (i) the amount of any Awards in any Condemnation received by Landlord or received by any Facility Mortgagee and, in either case, not made available to Tenant to rebuild or restore such Facility, (ii) any insurance proceeds received by Landlord or any Facility Mortgagee as a result of a Casualty, and, in either case, not made available to Tenant to rebuild or restore the applicable Facility, and (iii) the amount of any payment made (other than in connection with any third party claims) by Alterra Healthcare Corporation under the indemnity provisions set forth in
Article 8 of that certain Amended and Restated Stock Purchase Agreement dated as of October 19, 2004, between Alterra Healthcare Corporation and Provident Senior Living Trust, to the extent such payment relates specifically to one (1) or more of the Leased Properties demised pursuant to the terms of this Lease, or, if any such payment under said indemnification provisions relates to more than one (1) Leased Property or does not relate to any particular Leased Property (or Leased Properties), then the amount of any such indemnity payment shall be divided ratably across the Facilities (as defined in the Agreement Regarding Leases); provided, however, that during each Renewal Term, the Lease Basis shall mean, as determined in accordance with the provisions of Paragraph 3(b) of the Agreement Regarding Leases, an amount equal to the greater of: (x) the

Lease Basis for the immediately preceding calendar month and (y) the sum of the Fair Market Values of each of the Leased Properties, as such amounts in clause (x) and clause (y) above shall be (A) increased from time to time in accordance with the terms of this Lease and the Agreement Regarding Leases by the amount of any Capital Accretion Amounts, and (B) decreased from time to time in connection with the receipt by Landlord of the items delineated in clauses (b)(i) through (iii) of this definition.

         "Lease Guarantor" shall mean the Person that is the "guarantor" under the Lease Guaranty. The initial Lease Guarantor is ALS Holdings.

         "Lease Guaranty" shall mean that certain guaranty made by Lease Guarantor in favor of Landlord in the form of Exhibit D annexed hereto.

         "Lease Rate" shall mean (a) initially, 9.625%, (b) commencing on the first month of the First Comparison Year and for the remainder of the First Comparison Year, the product of (i) 9.625% times (ii) the Annual Increase, and
(c) on the first month of each subsequent Lease Year, the product of (i) the Lease Rate in effect during the last month of the immediately preceding Lease Year, times (ii) the Annual Increase in effect for the Lease Year commencing on such date.

         "Lease Year" shall mean each twelve month period commencing on November 1st during the Term, provided that (i) the first Lease Year shall include the period of time from the Commencement Date through October 31, 2005, and (ii) the last Lease Year shall be the period of time from November 1st of such year through the Expiration Date (as the same may be extended for the Renewal Terms in accordance with the terms of the Agreement Regarding Leases).

         "Leased Property" or "Leased Properties" shall have the meaning given to such term in Paragraph 2.

         "Legal Requirements" shall mean, as to any Leased Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the applicable Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, all Permits and Licenses.

         "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of any property or assets for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors.

         "Limited Termination Election" shall mean the termination of this Lease as it relates to any one (1) or more of the Leased Properties in accordance with the terms and conditions of Paragraph 17 or Paragraph 23.

         "Management Agreement" shall mean one (1) or more management agreements, management and leasing agreements (where required under applicable Legal Requirements), or other similar agreements conformed to comply with applicable Legal Requirements, each of even date herewith by and between Tenant and Manager with respect to the management of each of the Facilities.

         "Manager" shall mean the Person that is the "manager" under a Management Agreement pursuant to Paragraph 25(b). The initial Manager is Alterra Healthcare Corporation, a Delaware corporation.

         "Mandatory Capital Addition" shall have the meaning given to such term in the Agreement Regarding Leases.

         "Non-Capital Additions" shall have the meaning given such term in Paragraph 11(b).

         "North Oaks Facility" shall have the meaning given to such term in Paragraph 21(a).

         "Notice" shall mean a notice given or received in accordance with Paragraph 31.

         "Officer's Certificate" shall mean a certificate signed by a duly authorized officer of the sole member of the Tenant.

         "Other Requirements" shall mean all covenants, agreements, restrictions and encumbrances contained in any Permitted Encumbrances affecting the applicable Leased Property, other than any Facility Mortgage.

         "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of (i) ten percent (10%) and (ii) the maximum rate then permitted under applicable law, calculated from the date any payment obligation is due (except with respect to payments which are indeterminable prior to Notice from Landlord, in which event the Overdue Rate shall be calculated from the 10th day following the date such Notice was received).

         "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Related Parties, fifty percent (50%) or more of the voting or beneficial interest in such Person, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control such Person.

         "Permits and Licenses" shall mean all permits, licenses, certificates of need, provider agreements and other authorizations and approvals required under applicable Legal Requirements in connection with the ownership of one (1) or more of the Facilities for their respective Intended Uses.

         "Permitted Encumbrances" shall mean all rights, restrictions, and easements of record set forth on Schedule B to the owner's title insurance policy and any other matters of record on the date of this Lease, and any other covenants, restrictions, encumbrances or similar instruments as may after the date hereof be granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time and which covenants, restrictions, encumbrances or similar instruments arising after the date hereof (other than Facility Mortgages) have been approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

         "Permitted Transfer" shall have the meaning given to such term in the Agreement Regarding Leases.

         "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so requires.

         "PSLT-ALS Holdings" shall mean PSLT-ALS Properties Holdings, LLC, a Delaware limited liability company.

         "Regulated Medical Wastes" shall mean all materials generated by Tenant, subtenants, patients, occupants or operators of any one (1) or more of the Leased Properties which are now or may hereafter be subject to regulation pursuant to the Medical Waste Tracking Act of 1988, or any similar Environmental Law promulgated by any Government Agencies.

         "REIT" shall have the meaning given such term in Paragraph 15(a).

         "Related Party" shall mean, with respect to any Person, (i) in the case of any such Person which is a partnership, any general partner in such partnership or any limited partner holding, directly or indirectly, ten percent (10%) or more of the partnership interests in such partnership; (ii) in the case of any such Person which is a limited liability company, the managing member of such limited liability company or any other member of such limited liability company holding, directly or indirectly, ten percent (10%) or more of the membership interests in such company; (iii) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (i) and (ii); (iv) any other Person who is an officer, director or trustee of, or partner holding, directly or indirectly, ten percent (10%) or more of the partnership, membership or stock interests in, such Person or any Person referred to in the preceding clauses (i), (ii) and (iii); and (v) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (i) through (iv).

         "Related Personal Property" shall mean all consumable inventory and supplies, furniture, furnishings, fixtures, movable walls and partitions, equipment and machinery and all other tangible personal property owned by Tenant and located at the Leased Properties or used in Tenant's business at one (1) or more of the Leased Properties, whether located at the applicable Leased Property on the date hereof or acquired after the date hereof, and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant during the Term; provided, however, that the "Related Personal Property" shall not include (i) the Residents' Personal Property or
(ii) the Excluded Items.

         "Release" shall mean the presence, release, spill, emission, leaking, emitting, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials in or into the Environment, including, but not limited to, the movement of Hazardous Materials through the air, soil, surface water or groundwater.

         "Remediation" or "Remediate" shall mean any action to (i) investigate, study, monitor, clean up, remove, treat, respond to or in any other way address Hazardous Materials in the Environment; or (ii) prevent the Release or minimize the further Release of Hazardous Materials.

         "Renewal Term" shall have the meaning given to such term in Paragraph 4(b).

         "Rent" shall mean, collectively, the Base Rent and the Additional Rent.

         "Residents' Personal Property" shall mean, with respect to each Leased Property, such items of furniture, clothing and other personalty that is the property of any of the residents of any of the units at the Leased Property.

         "SEC" shall mean the Securities and Exchange Commission.

         "Subordination Agreement" shall have the meaning given to such term in Paragraph 35.

         "Subsidiary" shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty percent (50%) or more of the voting or beneficial interest, or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

         "Tenant" shall have the meaning given such term in the preamble to this Lease.

         "Term" shall have the meaning given such term in Paragraph 4(b).

         "Third Party Payor Programs" shall mean all third party payor programs in which Tenant presently or in the future may elect to participate (but only during the time that Tenant has so elected to participate therein), including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans and other private insurance programs.

         "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future provides Third Party Payor Programs.

         "Unsuitable for its Intended Use" shall mean a state or condition of any Facility, taken as a whole, such that (i) following any damage or destruction involving such Facility, the applicable Facility cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, within eighteen (18) months following such damage or destruction or such other longer period of time as to which business interruption insurance is available to fully cover Rent and other costs related to the applicable Facility following such damage or destruction; or (ii) as the result of a partial taking by Condemnation, the applicable Facility or Improvements, as the case may be, cannot be operated, in the good faith judgment of Landlord and Tenant, on a commercially practicable basis for its Intended Use, taking into account, among other relevant factors, the number of usable units, the amount of square footage or the revenues affected by such partial taking.

2. Leased Property. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the conditions hereinafter expressed: (a) those certain thirty-eight (38) parcels of land and the easements, rights and appurtenances related thereto, more particularly described on Exhibit A hereto (collectively, the "Land"); (b) improvements on each parcel of the Land, including, without limitation, the senior independent and/or assisted living facilities situated thereon as of the date hereof, together with related paved parking and appurtenant improvements and any replacements thereof (collectively, the "Improvements"); and (c) the Related Personal Property. As used herein, the Land, Improvements and the Related Personal Property at any time subject to the terms of this Lease as they relate to a particular parcel of the Land are referred to as the "Leased Property." The Leased Property does not include the Resident's
Personal Property or the Excluded Items.

3. Condition of Leased Property. Tenant acknowledges and agrees that each of the Leased Properties is and shall be leased by Landlord to Tenant in its "as-is" condition, as of the Commencement Date and at all times thereafter, subject to all liens, encumbrances and restrictions affecting the Leased Properties. Landlord makes absolutely no representations or warranties whatsoever with respect to the Leased Properties or the condition thereof, either to their respective fitness for use, condition, purpose or otherwise as to the quality or material or workmanship therein, latent or patent, it being agreed that all such risks are to be borne by Tenant. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that any of the Leased Properties is fit for the Intended Use or for any other purposes whatsoever. Tenant acknowledges that Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Leased Properties in accordance with applicable Legal Requirements, Other Requirements, Facility Mortgage Requirements and Insurance Requirements. By leasing each of the Leased Properties, Tenant warrants and represents to Landlord that Tenant has examined and approved all things concerning the Leased Properties which Tenant deems material to Tenant's leasing and use of the Leased Properties. Tenant further acknowledges and agrees that: (i) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning any of the Leased Properties or which have induced Tenant to execute this Lease except as expressly contained in this Lease; and (ii) any other representations and warranties are expressly disclaimed by Landlord.

4.       Term.

         (a) Initial Term. This Lease shall be for an initial term (the "Initial Term") commencing on the Commencement Date, and ending at midnight October 31, 2019, unless modified or earlier terminated pursuant to the terms hereof (as such date may be extended pursuant to the terms of the Agreement Regarding Leases, the "Expiration Date").

         (b) Renewal Terms. Subject to the conditions set forth in Paragraph 3(b) of the Agreement Regarding Leases, this Lease may be renewed by ALS Holdings pursuant to Paragraph 3(b) of the Agreement Regarding Leases for two
(2) additional consecutive five (5) year periods (each, a "Renewal Term", and collectively, the "Renewal Terms"), and upon such renewal, this Lease shall automatically, and without any action by any Person, be deemed to have been extended for the applicable Renewal Term for which ALS Holdings has exercised such option. As used herein, the Initial Term and the Renewal Term(s), if exercised, shall be referred to hereinafter collectively as the "Term."

5.       Rent.

         (a) Rent. Tenant shall pay Rent to Landlord (or to such Person as Landlord may direct (in writing)) during the Term, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction, except as hereinafter expressly provided. All payments of Rent to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion. Base Rent for any partial month shall be prorated on a per diem basis based on a 360 day year and the twelve (12) thirty (30) day months. In addition, if directed to do so by Landlord in writing, Tenant shall pay a portion of the Base Rent directly to any Facility Mortgagee in an amount specified in such Notice to Tenant.

         (b) Base Rent. Base Rent shall be paid in arrears on the first (1st) day of each calendar month for the immediately preceding month, or if such day is not a Business Day, the immediately preceding Business Day.

         (c) Additional Rent. Tenant shall pay as additional rent hereunder ("Additional Rent"), all other charges and amounts payable in accordance with the terms of this Lease. Except as otherwise provided herein, any costs or expenses paid or incurred by Landlord on behalf of Tenant that constitute Additional Rent shall be reimbursed by Tenant to Landlord within ten (10) days after the delivery by Landlord to Tenant of invoices therefor.

         (d) Consent Expenses. Tenant shall pay, as Additional Rent hereunder, on behalf of Landlord, or reimburse Landlord for, any and all reasonable out-of-pocket costs or expenses paid or incurred by Landlord relating to any request made by Tenant of Landlord, including, without limitation, reasonable attorneys' fees, in connection with any of the following activities undertaken by or on behalf of Landlord under this Lease: (i) the review, execution, negotiation or delivery of any consent, waiver, estoppel, subordination agreement or approval requested of Landlord by Tenant hereunder, including, without limitation, any request for consent to Capital Additions or any so-called "landlord's waiver," excluding any such costs relating to any Facility Mortgage; (ii) the review by Landlord or its representatives of any plans and specifications in connection with any restoration of any of the Leased Properties, any Capital Addition or otherwise; (iii) the review by Landlord or its representatives of any request by Tenant for any other approval or consent hereunder, or any waiver of any obligation of Tenant hereunder; (iv) any assistance provided by Landlord in connection with a permitted contest pursuant to Paragraph 26; (v) in connection with any Default by Tenant under this Lease; or (vi) any other request by Tenant comparable to any of the foregoing.

         (e) Late Charge; Interest. If Tenant fails to make any payment of Rent on or before the date such payment is due and payable and such amount remains unpaid for a period of five (5) days, such past due payment shall bear interest at the Overdue Rate.

         (f) Payment without Abatement. No abatement, diminution or reduction of Rent shall be allowed to Tenant or any Person claiming under Tenant, under any circumstances or for any reason whatsoever, except to the extent herein provided.

6. Holding Over. If Tenant or any other Person shall remain in possession of one (1) or more of the Leased Properties or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the Person remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Rent payable under this Lease by such tenant at sufferance shall be one hundred fifty percent (150%) of the Rent in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

7.       Use of Leased Property; Compliance With Legal Requirements.

         (a) Intended Use. Tenant shall use the Leased Properties as a senior housing facility, including, without limitation, as a senior housing and/or independent living and/or an assisted living facility and for such other uses as may be related, incidental or necessary thereto (the "Intended Use") and for no other purpose; provided, that in no event shall any of the Leased Properties be used as a skilled nursing facility. Tenant shall not perform any act or follow any practice relating to any of the Leased Properties which shall constitute a nuisance. Subject to the terms and provisions of this Lease, Tenant shall have the right to control the business being conducted at each of the Leased Properties.

         (b) Compliance with Legal Requirements, Insurance Requirements, Facility Mortgage Requirements and Other Requirements. Tenant, at its sole expense, and subject to the right of diligent contest as provided in Paragraph 26, shall (i) comply with all Legal Requirements, Insurance Requirements and Facility Mortgage Requirements (provided that, with respect to any Facility Mortgage, the terms of such Facility Mortgage comply with the requirements of Paragraph 54(b)) in respect of the use, operation, maintenance, repair, alteration and restoration of each of the Leased Properties, including, without limitation, all zoning classifications of any lawful Government Agencies or other public or private regulatory authority (including insurance underwriters or ratings bureaus) having jurisdiction over any of the Leased Properties, (ii) comply in all material respects with all Other Requirements and (iii) procure, maintain and comply in all material respects with all Permits and Licenses, and for the proper operation and maintenance of each of the Leased Properties or any part thereof, including, without limitation, any Capital Additions, except, in the case of (i), (ii) or (iii) above, where failure to comply will not have a material adverse effect on Tenant or Tenant's ability to operate the Leased Properties for their Intended Use. Upon Tenant's written request, Landlord shall cooperate with Tenant's reasonable requests and at Tenant's sole cost and expense, to the extent Landlord's involvement is required for Tenant to comply with this Paragraph 7(b).

         (c) Compliance with Third Party Payor Program Requirements. Tenant shall, at its sole cost and expense, make (i) whatever improvements (capital or ordinary) as are required to conform each of the Leased Properties in all material respects to such standards, if any, as may, from time to time, be required by any applicable Third Party Payor Programs to the extent Tenant elects to be and remains a participant in such Third Party Payor Programs (it being acknowledged that the initial election to participate and to continue to participate in such Third Party Payor Programs is at the sole and absolute discretion of Tenant), or (ii) capital improvements required by any other Government Agency having jurisdiction over the applicable Leased Property as a condition of the continued operation of such Leased Property for its Intended Use, except, in the case of (i) or (ii) above, where the failure to comply will not have a material adverse effect on Tenant or Tenant's ability to operate the Leased Properties for their Intended Use.

         (d) Landlord to Grant Easements, Etc. Landlord shall from time to time, at the request of Tenant and at Tenant's sole cost and expense, with respect to each applicable Leased Property (i) grant easements and other rights in the nature of easements with respect to the applicable Leased Property to third parties; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the applicable Leased Property; (iii) dedicate or transfer unimproved portions of the applicable Leased Property for road, highway or other public purposes; (iv) execute petitions to have the applicable Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the applicable Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, release, dedications, transfer, petitions and amendments (to the extent of its interests in the applicable Leased Property); provided, however, that Landlord shall have first reasonably determined in good faith that such grant, release, dedication, transfer, petition or amendment is not detrimental in any material respect to the operation of the applicable Leased Property for its Intended Use, does not materially reduce the value of the applicable Leased Property and, to the extent required by the Facility Mortgage, if any, is acceptable to the Facility Mortgagee.

         (e) Landlord's Receipt Of Third Party Payor Program Reimbursements. If Landlord is required by applicable law to receive any payments from Third Party Payors as the owner of any Facility which would be deemed payment for services provided by or on behalf of Tenant to residents of such Facility, the parties hereto agree that, so long as there is no existing and continuing Event of Default hereunder, Landlord shall pay such monies to Tenant as promptly as practicable.

8.       Tenant's Covenant to Repair.

         (a) Repair and Maintenance. Except to the extent expressly permitted to the contrary in Paragraph 17 or Paragraph 23, Tenant shall, at all times during the Term and at its sole cost and expense, (i) put, keep, replace and maintain each of the Leased Properties (including, without limitation, the Improvements and the Related Personal Property) in good repair and in good and safe order and condition, ordinary wear and tear excepted (subject to Tenant's obligations under clauses (ii) and (iii) below), (ii) make all repairs and replacements thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity for repairs and replacements may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise to satisfy Tenant's obligation under clause (i) above, (iii) use all reasonable precautions to prevent waste, damage or injury, and (iv) install, maintain and replace all landscaping, signs, sidewalks, roadways, driveways and parking areas within each of the Leased Properties in good repair and in good and safe order and condition, ordinary wear and tear excepted (subject to Tenant's obligations under clauses (ii) and (iii) above). Tenant's obligations under this Paragraph 8 shall constitute an expense of Tenant, shall not constitute Rent and shall not offset or reduce any Rent otherwise required to be paid hereunder.

         (b) Related Personal Property. Tenant may (and shall as provided herein below), at its expense, affix or assemble or place on any parcels of the Land or in any of the Improvements, any Related Personal Property, and Tenant may, subject to the conditions set forth below, remove the same at any time, provided it is replaced with substantially equivalent personal property sufficient to comply with the terms of this Paragraph 8(b). Tenant shall provide and maintain throughout the Term all such Related Personal Property as shall be necessary in order to operate each of the Facilities for its Intended Use and in material compliance with all applicable Legal Requirements and Insurance Requirements. All of the Related Personal Property shall, upon the expiration or earlier termination of this Lease, at Landlord's option, exercised by written notice to Tenant, be either removed by Tenant, at Tenant's sole cost and expense, or left at the applicable Facility.

9. No Landlord Repair Obligations. Landlord shall not be required to make any structural or non-structural alterations, reconstructions, replacements, changes, additions, improvements or repairs of any kind or nature whatsoever to any of the Leased Properties or any portion thereof (including, without limitation, any portion of the Improvements or any Related Personal Property) at any time during the Term.

10.      Surrender.

         (a) Surrender of Leased Property. Tenant shall on the last day of the Term, or upon the sooner termination of this Lease, peaceably and quietly surrender each of the Leased Properties to Landlord, in good repair and in good and safe order and condition and, further, in at least as good condition as when each of the Leased Properties was received, ordinary wear and tear and damage by fire, Casualty or Condemnation excepted (but subject to Tenant's obligation to restore the Leased Properties as provided in Paragraph 17 and Paragraph 23).

         (b) Transfer of Licenses and Permits. In addition, upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord's sole cost and expense, with respect to each Leased Property, (i) use commercially reasonable efforts to cooperate with Landlord or Landlord's nominee in connection with the processing of Landlord's or such nominee's applications for Permits and Licenses and (ii) to the extent the same are assignable or otherwise transferable by law and pursuant to the terms thereof, transfer to Landlord or Landlord's nominee the Permits and Licenses and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of the applicable Facility for its Intended Use. If requested by Landlord, Tenant will continue to manage one (1) or more of the applicable Facilities after the expiration of the Term and for up to six (6) additional months, if necessary for Landlord or Landlord's nominee to obtain all necessary Permits and Licenses on commercially reasonable terms, including, without limitation, (i) an agreement to pay Tenant a market rate management fee (which shall in no event be less that $10,000 per month per Facility net to Tenant (which $10,000 per month shall be increased by the same percentage as the Consumer Index has increased from the Base CPI Index to the Consumer Index published most closely in time to the effective date of such management agreement), (ii) an agreement for Landlord to pay all costs and expenses of operating the applicable Facility, either directly or by reimbursement to Tenant, and (iii) an agreement for Landlord to reimburse Tenant for Tenant's reasonable out-of-pocket costs and expenses, and reasonable administrative costs, and (iv) such other terms and conditions as Landlord and Tenant shall mutually agree. To that end, pending completion of the transfer of the operational control of the applicable Facility to Landlord or its nominee:

                  (i) Tenant will provide all information reasonably requested by Landlord or its nominee for Landlord's or such nominee's use in the preparation and filing of any and all necessary applications or notifications of any federal or state governmental authority having jurisdiction over a change in the operational control of the applicable Facility, and any other information reasonably required to effect an orderly transfer of the applicable Facility; and

                  (ii) Tenant shall use commercially reasonable efforts to keep the business and organization of the applicable Facility intact and to preserve for Landlord or its nominee the goodwill of the suppliers, distributors, residents and others having business relations with Tenant with respect to the applicable Facility (it being acknowledged that residency rates typically decline and employee turnover rates typically increase when a change in management becomes known).

         (c) Apportionment of Impositions, Insurance Premiums and the Minimum Capital Additions Amount. Upon the expiration of the Term, Landlord and Tenant shall apportion and prorate Impositions, Insurance Premiums and the Minimum Capital Additions Amount through the Expiration Date, with Tenant being responsible for all Impositions, Insurance Premiums and the Minimum Capital Additions Amount relating to the period prior to the Expiration Date and Landlord being responsible for all Impositions, Insurance Premiums and the Minimum Capital Additions Amount relating to the period on and after the Expiration Date.

11.      Capital Additions.

         (a) Construction of Capital Additions. Tenant shall not construct or install any Capital Addition on any of the Leased Properties without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, provided that no consent shall be required for any Capital Addition as long as (i) the Capital Additions Costs for such Capital Addition are less than Two Hundred Fifty Thousand Dollars ($250,000.00) per Capital Addition (including all related work), with respect to any particular Leased Property and (ii) such construction or installation will not materially and adversely affect or violate any Legal Requirement or Insurance Requirement applicable to such Leased Property. Prior to commencing construction of any Capital Addition requiring consent pursuant to the preceding sentence, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any proposed Capital Addition and shall provide to Landlord such plans and specifications, permits, licenses, contracts and other information concerning the proposed Capital Addition as Landlord may reasonably request. Landlord shall have ten (10) Business Days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant's proposal within ten (10) Business Days after receipt of all information and materials requested by Landlord in connection with the proposed Capital Addition shall be deemed to constitute approval of such proposed Capital Addition, subject in all events, however, to Tenant's compliance with the other requirements of this Paragraph 11. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition and the use or uses to which it will be put. No Capital Addition shall be made which would tie in or connect any Improvement on the applicable Leased Property with any other improvements on property adjacent to such Leased Property (and not part of the Land), including, without limitation, tie-ins of buildings or other structures or utilities (other than a utility facility belonging to the provider of such utility service), without Landlord's consent, which shall be given or withheld in Landlord's discretion. Any Capital Additions shall, upon the expiration or sooner termination of the Term, pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

         (b) Non-Capital Additions. Tenant shall have the right, at Tenant's sole cost and expense, without Landlord consent, to make additions, modifications or improvements which are not Capital Additions ("Non-Capital Additions") to any of the Leased Properties from time to time as Tenant, in its sole discretion, may deem desirable for the applicable Intended Use provided that any such Non-Capital Addition will not materially alter the character or purpose or materially detract from the value of the applicable Leased Property.

         (c) Capital Additions Financed by Landlord. Upon the request of Tenant, Landlord may elect to finance a Capital Addition, if Landlord, Tenant and ALS Holdings mutually agree to Tenant's performing such work (each, a "Landlord Capital Addition"). If Landlord agrees to finance a Landlord Capital Addition, Tenant shall provide such information as Landlord may from time to time request, including, without limitation, the following:

                  (i) Reasonable evidence that such Landlord Capital Addition will be, and upon completion, has been, completed in compliance with all applicable Legal Requirements, all Other Requirements and all Facility Mortgage Requirements;

                  (ii) Copies of any required building, zoning and land use permits and approvals and, upon completion of such Landlord Capital Addition, a copy of the certificate of occupancy for such Landlord Capital Addition, if required;

                  (iii) Such information, certificates, licenses, permits or other documents necessary to confirm that Tenant will be able to use the Landlord Capital Addition upon completion thereof in accordance with the applicable Facility's Intended Use, including all Legal Requirements and all Other Requirements;

                  (iv) An Officer's Certificate and a certificate from Tenant's architect, if available, setting forth, in reasonable detail, the projected (or actual, if available) Capital Additions Cost and invoices and lien waivers from Tenant's contractors for such work;

                  (v) A deed conveying to Landlord title to any land acquired for the purpose of constructing the Landlord Capital Addition free and clear of any liens or encumbrances, except those approved by Landlord, and, upon completion of the Landlord Capital Addition, a final as-built survey thereof reasonably satisfactory to Landlord;

                  (vi) Endorsements to any outstanding owner's policy of title insurance, for Capital Additions Costs in excess of $500,000, covering the applicable Facility or commitments therefor, reasonably satisfactory in form and substance to Landlord, (A) adding any land acquired for purposes of constructing the Landlord Capital Addition,
         (B) updating the same without any additional exceptions except as reasonably approved by Landlord, and (C) increasing the coverage thereof by an amount equal to the Capital Additions Cost relating to such Landlord Capital Addition; and

                  (vii) Copies of plans and specifications relating to such Landlord Capital Addition and other instruments reasonably required by Landlord.

         (d) Disbursement of Capital Addition Allowances. Provided that no Default or Event of Default hereunder or under the Agreement Regarding Leases has occurred and is continuing, and subject to Tenant's satisfaction of the conditions set forth in this Paragraph 11(d) and, with respect only to any Mandatory Capital Addition to one (1) or more of the Leased Properties, the conditions set forth in Paragraph 5(a) of the Agreement Regarding Leases, Tenant shall have the right upon ten (10) days' prior written notice to Landlord to request from Landlord a disbursement of funds in connection with a Landlord Capital Addition or a Mandatory Capital Addition (each, a "Capital Addition Allowance"). Requests for disbursements under this Paragraph 11(d) shall not be made more often than once during any calendar month and shall be made in increments of not less than Twenty Five Thousand and No/100 Dollars ($25,000.00) and in an aggregate amount not to exceed the approved Capital Additions Cost for such Landlord Capital Addition.

                  (i) Landlord shall, upon written request from Tenant and satisfaction of the requirements set forth in this Paragraph 11(d), disburse a Capital Addition Allowance to Tenant necessary to pay for the actual approved costs of Landlord Capital Additions (or, upon partial completion of such Landlord Capital Additions pursuant to Paragraph 11(d)(vi)).

                  (ii) Each request for a Capital Addition Allowance shall be in a form reasonably specified or approved by Landlord and shall set forth
         (a) the applicable Leased Property and the specific Landlord Capital Addition for which the Capital Addition Allowance is requested, (b) if the Landlord Capital Addition includes the purchase or replacement of specific items, the quantity and price of each item purchased, (c) the price of all materials (grouped by type or category) used in connection with the Landlord Capital Addition to be paid for with the Capital Addition Allowance, other than the purchase or replacement of specific items, and (d) the cost of all contracted labor or other services applicable to each Landlord Capital Addition for which such request for disbursement is made.

                  (iii) With each request, Tenant shall certify that all Landlord Capital Additions to be paid for with the Capital Addition Allowance will be made in a good and workmanlike manner and in accordance with all applicable Legal Requirements of any Government Agency having jurisdiction over the applicable Facility.

                  (iv) To the extent required by Landlord, each request for a Capital Addition Allowance shall include copies of invoices for all items or materials purchased and all contracted labor or services provided or to be provided as a condition to any requested disbursement, and shall include a waiver of lien (or conditional waiver of lien conditioned only upon payment of all or a portion of the requested Capital Addition Allowance) from each Person receiving payment prior to Landlord's disbursement, and from each contractor, supplier, materialman, mechanic or subcontractor or other Person who receives payment in an amount equal to or greater than $25,000.00 for completion of its work or delivery of its materials.

                  (v) Any lien waiver delivered hereunder shall conform to Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Facility by that contractor, supplier, subcontractor, mechanic or materialman or other Person up to the date covered by the current disbursement request.

                  (vi) Each request for a Capital Addition Allowance shall be made only after completion of the portion of the work with respect to the Landlord Capital Addition for which the Capital Addition Allowance is requested. Tenant shall provide Landlord with such evidence of completion of the portion of the Landlord Capital Addition with respect to which the Capital Addition Allowance is requested, which shall be satisfactory to Landlord in its reasonable judgment.

                  (vii) Upon receipt of the requested Capital Addition Allowance, Tenant shall pay all invoices in connection with the Landlord Capital Addition relating to the applicable Capital Addition Allowance.

         (e) Capital Addition Allowances Added to Lease Basis. All Capital Addition Allowances made by Landlord shall be added to the Lease Basis on a dollar-for-dollar basis and the Base Rent shall be adjusted accordingly.

12. Utilities and Other Services. Tenant shall be liable for and shall pay directly all charges, fees and amounts (together with any applicable penalties, late charges, taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges or similar items in connection with the use or occupancy of each of the Leased Properties. Landlord shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage, or other interference with any utility service, including, without limitation, water, air conditioning, heat, gas, electric current for light and power, telephone, or any other utility service provided to or serving any of the Leased Properties or any damage or injury caused thereby. No such interruption, termination or cessation of utility services shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder.

13.      Performance by Landlord of Tenant's Obligations.

         (a) Landlord's Self Help. If an Event of Default shall have occurred and is continuing, Landlord may (but shall be under no obligation to), after Notice to Tenant (or without Notice or time to perform if, in Landlord's reasonable opinion, an emergency exists or action is necessary to cure any default under any applicable Facility Mortgage prior to the expiration of the applicable cure period therefor), perform the same for the account and at the expense of Tenant. If, at any time and by reason of such Event of Default, Landlord is compelled to pay, or reasonably elects to pay, any sum of money or do any reasonable act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the Overdue Rate, shall be deemed Additional Rent hereunder and shall be paid to

Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the Rent herein reserved.

         (b) Landlord's Inspections. Landlord, its agents or representatives, including any applicable Facility Mortgagee, shall have the right, but not the obligation, upon reasonable advance Notice to enter from time to time upon any or all of the Leased Properties to perform inspections (including, but not limited to, sampling) of such Leased Property or Leased Properties to confirm that Tenant is performing all of Tenant's obligations under this Lease, that Tenant has not violated any of its covenants under this Lease and that the Leased Property is in compliance with the applicable Facility Mortgage. Landlord shall use reasonable efforts to minimize any disturbance to Tenant or any resident or occupant of the applicable Leased Property (or Leased Properties) as a result of any such entry by Landlord, its agents or representatives. Upon completion of such inspection, Landlord may deliver to Tenant a written report ("Inspection Report") outlining certain defaults, if any, in Tenant's obligations under Paragraph 7(b), Paragraph 7(c) or Paragraph 8(a). Within ten
(10) Business Days after Tenant's receipt of such Inspection Report, Tenant shall either (i) object to Landlord in writing as to any portion of the Inspection Report, specifically describing such objection; or (ii) commence any and all required work outlined in the Inspection Report which Tenant has not objected to, and diligently complete such work. If Tenant objects to any item in the Inspection Report, then within ten (10) Business Days of Landlord's receipt of Tenant's objection notice, both Landlord and Tenant shall select a third party licensed engineer mutually satisfactory to Landlord and Tenant or if a single engineer cannot be agreed upon, then Landlord and Tenant shall each, at their own cost, select a licensed engineer and the two chosen engineers shall select a third licensed engineer, the cost of the third engineer being paid equally by Landlord and Tenant. The engineer(s) shall determine, by majority vote, whether the work outlined in the Inspection Report is necessary to put the applicable Leased Property in good condition and repair, ordinary wear and tear excepted (but subject to Tenant's covenants under clauses (ii) and (iii) of Paragraph 8(a) and otherwise in compliance with this Lease). Such determination shall be final and binding on Landlord and Tenant. Notwithstanding anything to the contrary contained in this Paragraph 13(b), all inspections shall occur at reasonable times during normal business hours and shall be conducted in a manner aimed to minimize the disturbance or interference with (x) Tenant's and Manager's use and operation of the applicable Facility and (y) the residents' and occupants' use of the applicable Facility, and the scope of such inspections shall be limited by (A) any security, health, safety or confidentiality requirements of any Governmental Agency or imposed by applicable law or regulations and (B) Tenant's ordinary business practices and standard residency agreements, if any, requiring Tenant to maintain the confidential nature of certain personal information relating to individual residents living in the applicable Facility.

14. Entry. Landlord, any related Facility Mortgagee and their agents or representatives may enter any of the Leased Properties at reasonable times during normal business hours upon twenty-four (24) hours prior written Notice (except during emergencies, in which case Landlord shall give reasonable notice under the circumstances) for the purpose of performing any work which Landlord elects pursuant to Paragraph 13(a) to undertake by reason of an Event of Default. Landlord shall use reasonable efforts not to disturb Tenant or any resident or occupant of the applicable Leased Property (or Leased Properties) and not to interfere unreasonably with the use and operations of the applicable Facility (or Facilities) as a result of any such entry by Landlord, its agents or representatives. Landlord's right to entry with respect to the applicable

Leased Property shall be limited by (A) any security, health, safety or confidentiality requirements of any Governmental Agency or imposed by applicable law or regulations and (B) Tenant's ordinary contractual business practices, if any, requiring Tenant to maintain the confidential nature of certain personal information relating to individual residents living in the applicable Facility.

15.      Assignment, Subletting and Liens.

         (a) Transfers Prohibited Without Consent. Except as provided below, Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, in each instance, sell, assign or otherwise transfer Tenant's interest under this Lease, or Tenant's interest in one (1) or more of the Leased Properties, in whole or in part, or any rights or interest which Tenant may have under this Lease, or sublet one (1) or more of the Leased Properties, or any part thereof. If given, the consent of Landlord to an assignment, transfer or subletting shall in no event be construed to relieve Tenant or such assignee or subtenant from the obligation of obtaining the express consent in writing of Landlord to any further assignment, transfer or subletting. For purposes of this Paragraph 15(a), a Change of Control which is not expressly permitted in accordance with the terms of Paragraph 6 of the Agreement Regarding Leases shall be deemed to constitute a prohibited assignment of this Lease. Any assignment, transfer or sublease in violation of this Paragraph 15 shall be voidable at Landlord's option. For purposes of this Paragraph, Landlord's consent shall conclusively be deemed reasonably withheld (i) if the proposed transfer would, in Landlord's judgment, violate the terms of any Facility Mortgage and Tenant has not obtained the written consent (in form satisfactory to Landlord) of the applicable Facility Mortgagee, or (ii) if the effect of any such transfer would adversely affect the status or the treatment of Landlord or its direct or indirect Parent as a real estate investment trust ("REIT") under applicable REIT regulations. Notwithstanding the foregoing, except as expressly provided in Paragraph 6 of the Agreement Regarding Leases, Landlord's consent shall not be required in connection with (x) any Permitted Transfer, (y) any Equity Transfer or (z) any Affiliate Transfer.

         (b) Adequate Assurances. Without limiting any of the foregoing provisions of this Paragraph 15, if, pursuant to the U.S. Bankruptcy Code, as the same may be amended from time to time, Tenant is permitted to assign or otherwise transfer its rights and obligations under this Lease in disregard of the restrictions contained in this Paragraph 15, the assignee agrees to provide adequate assurance to Landlord (i) of the continued use of the applicable Leased Property solely in accordance with the Intended Use thereof and in compliance with all other terms of this Lease; and (ii) of such other matters as Landlord may reasonably require at the time of such assumption or assignment. Such assignee shall expressly assume this Lease by an agreement in recordable form.

         (c) Permitted Subleases. Notwithstanding the foregoing, Tenant may enter into (i) third party residency agreements with respect to the individual residency units located at each of the Facilities, (ii) subleases for space at each of the Leased Properties for use as a bank, beauty salon, barber shop, laundry, commissary or healthcare purposes or other concessions and services in the ordinary course of business consistent with and ancillary to the Intended Use; provided, however, that any such proposed subleases with terms longer than six (6) months shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, (iii) any sublease shall be for a term that will expire prior to the Expiration Date, and (iv) subject to Landlord's prior written approval as to the form of sublease agreement, the identity of the proposed tenant and the substance of such proposed sublease transaction (which will not be unreasonably withheld), subleases with Manager in so-called "possessory interest" Facility State where use of a sublease is required by applicable Legal Requirements. Any sublease permitted hereunder shall not reduce the number of units at the applicable Facility and will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall maintain (or cause any sublessee to maintain) such additional insurance coverage with respect to the activities to be conducted in such subleased space as Landlord may reasonably require so long as such additional insurance coverage is customarily maintained for comparable activities and uses at comparable properties.

         (d) Whole Facility Subleases. Notwithstanding anything to the contrary set forth herein, upon Tenant's satisfaction of the conditions set forth below in this clause (d), Tenant shall be permitted to sublease up to six (6) of the Facilities to third party owner/operators of independent living facilities or senior living facilities. Any subleases under this Paragraph 15(d) shall be subject to the satisfaction of the following conditions: (i) Tenant shall have received Landlord's prior written consent both with respect to the identity of the proposed sublessee and with respect to the form and content of the proposed sublease, which consent under this clause (i) shall not be unreasonably withheld, (ii) if required under the terms of any applicable Facility Mortgage(s) affecting the Leased Properties proposed to be subleased, Tenant shall have received the applicable Facility Mortgagee's prior written consent to such sublease, (iii) Tenant shall promptly after demand by Landlord reimburse Landlord and any applicable Facility Mortgagee for any out-of-pocket costs (including reasonable attorneys' fees and disbursements) incurred by Landlord or any such Facility Mortgagee in reviewing the proposed sublease documents or any preparing any consent agreements, (iv) the sublease by its terms shall be expressly subject and subordinate to the interests of Landlord under this Lease, and any such sublease shall provide that upon the termination of this Lease, at Landlord's option, such sublease will either (x) terminate and be of no further force and effect, whereupon the subtenant shall immediately quit and vacate the Leased Property, or (y) continue in effect as a direct lease between Landlord , as the landlord thereunder, and the subtenant, as the tenant thereunder, (v) the terms of the subleasing transaction shall otherwise comply with Paragraph 15(c), and (vi) Landlord shall have determined, in Landlord's discretion reasonably exercised, that Tenant's entering into the proposed sublease would not adversely affect the status or the treatment of Landlord or its direct or indirect Parent as a REIT under applicable REIT regulations. If Tenant enters into one (1) or more subleases contemplated under this Paragraph 15(d), Tenant shall remain fully liable for all of Tenant's obligations under this Lease, and no such sublease shall release or relieve Tenant of any of Tenant's duties or obligations under this Lease, including, without limitation, the obligation to pay Rent applicable to any sublet Leased Property.

         (e) Liens. Subject to the provisions of Paragraph 26, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge or bond over in a manner reasonably satisfactory to Landlord, at its expense, any Lien encumbering one (1) or more of the Leased Properties or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (i) Permitted Encumbrances; (ii) restrictions, liens and other encumbrances which are consented to in writing by Landlord or otherwise permitted under this Lease; (iii) Liens for those taxes of Landlord which Tenant is not required to pay hereunder; (iv) Liens for Impositions or for sums resulting from purported noncompliance with Legal Requirements so long as (A) the same are not yet payable, or (B) are being contested in accordance with Paragraph 26; (v) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Paragraph 26; and (vi) any Facility Mortgage or other liens which are the responsibility of Landlord pursuant to the provisions of Paragraph 35.

16. Impositions. Throughout the Term, Tenant shall bear, pay and discharge all Impositions which become due and payable during, arise during, accrue during or otherwise relate to the period comprising (a) the Term or (b) any period prior to the commencement of the Term. Upon request of Landlord, Tenant shall promptly furnish to Landlord satisfactory evidence of the payment of any Imposition required to be paid by Tenant pursuant to the foregoing. If, pursuant to the terms of any Facility Mortgage, Landlord is required to establish and fund payments of Impositions to an escrow reserve account established under the loan documents relating to such Facility Mortgage, then Tenant shall fund all such payments to the reserve account, and such payments shall constitute Additional Rent hereunder. Upon the expiration of the Term, Landlord and Tenant shall apportion and prorate Impositions to the Expiration Date, with Tenant being responsible for all Impositions relating to the period prior to the Expiration Date and Landlord being responsible for all Impositions relating to the period on and after the Expiration Date, as more particularly described in Paragraph 10.

17.      Casualty.

         (a) Restoration and Repair. If the Improvements and/or the Related Personal Property at any Leased Property shall be destroyed or damaged in whole or in part by fire or any cause whatsoever ("Casualty"), Tenant shall give Landlord prompt written notice thereof. If such Casualty does not render the individual Leased Property Unsuitable for its Intended Use, and if the applicable Facility Mortgagee applies all or any portion of the applicable insurance proceeds to repay the applicable Facility Mortgage and therefore any portion of the proceeds is not available for restoration, or the Facility Mortgagee otherwise refuses in writing to make any portion of such proceeds available to be used for restoration within a commercially reasonable period of time in light of the nature of the Casualty event, then Landlord, in Landlord's sole and absolute discretion, may elect to make available to Tenant funds in an amount equal to the amount of the proceeds so applied or withheld, as the case may be, by such Facility Mortgagee. If Landlord elects not to make such funds available for restoration, Tenant may, by written Notice to Landlord terminate this Lease as to the applicable Facility by electing a Limited Termination Election with respect thereto, in which case the provisions of Paragraph 17(b) shall apply. If the applicable insurance company or Landlord elects to fund the proceeds for restoration (as more particularly described in Paragraph 17(b)), then upon Tenant's receipt of proceeds or funds from the insurance carrier or Landlord as described above, Tenant shall repair, reconstruct or replace the Improvements and/or the Related Personal Property, or the portion thereof so destroyed or damaged (whichever is reasonably required), at least to the extent practicable to a condition substantially equivalent in value and character as existed immediately prior to such Casualty, and in accordance with all Legal Requirements, all Insurance Requirements, all Facility Mortgage Requirements and all Other Requirements. All such work shall be started as soon as practicable and completed at Tenant's sole cost and expense if the amount of insurance proceeds are insufficient to complete the project
(provided Tenant actually receives all such proceeds either from the insurance company or, if any portion of such proceeds is held by the Facility Mortgagee, then from Landlord), and Tenant shall immediately take such action as is necessary to secure the applicable Leased Property (or any portion thereof) such that the same does not constitute a nuisance or otherwise present a health or safety hazard. Notwithstanding the occurrence of any such Casualty, Tenant shall continue to pay all Rent without abatement.

         (b) Unavailability of Proceeds. Upon the occurrence of a Casualty in which any individual Leased Property is rendered Unsuitable for its Intended Use, and if the applicable Facility Mortgagee (i) applies all or any portion of the applicable insurance proceeds to repay the applicable Facility Mortgage and therefore any portion of the proceeds are not available for restoration or (ii) otherwise refuses in writing to make any portion of such proceeds available to be used for restoration within a commercially reasonable period of time in light of the nature of the Casualty event, then, unless Landlord, in Landlord's sole and absolute discretion, agrees to make available to Tenant funds in an amount equal to the amount of proceeds so applied or withheld as aforesaid by such Facility Mortgagee, Tenant may elect by written notice to Landlord ("Limited Termination Election") to terminate this Lease as it relates to the applicable Leased Property. Upon Landlord's receipt of a Limited Termination Election under this Paragraph 17(b) or under Paragraph 17(a), Landlord shall notify Tenant in writing as to whether Landlord intends to make such funds available and shall deliver such notice to Tenant not later than ten (10) Business Days after receiving written notice from the applicable Facility Mortgagee that such Facility Mortgagee has applied or intends to apply (or has made a final determination not to disburse) the insurance proceeds (it being acknowledged and agreed by the parties hereto that if Landlord advances any funds under this Paragraph 17(b), the Lease Basis will not be increased in connection with any such funding). Such Limited Termination Election shall be exercised, if at all, by written termination notice given during the fifteen (15) Business Day period after Tenant's receipt of such notice from Landlord (time being of the essence with respect to the giving of such termination notice by Tenant within such time period), and shall be effective on the day on which the applicable insurance company (or insurance companies) fund the proceeds of the applicable insurance policies and the proceeds thereof are actually applied by the applicable Facility Mortgagee in reduction of the principal amount of the applicable Facility Mortgage. Upon the effective date of the transactions contemplated by the Limited Termination Election (i) Tenant shall immediately (x) assign Tenant's rights in and to all insurance proceeds for such damage or destruction to Landlord and any applicable Facility Mortgagee, and (y) pay to Landlord an amount equal to the deductible or self-insured retention amount under each insurance policy under which a claim was paid, and (ii) from and after such effective date until the Expiration Date, the Rent payable monthly under this Lease shall be reduced in an amount equal to the Deleted Property Rent Adjustment, and the applicable Deleted Property shall no longer be considered a Leased Property for the purposes of this Lease other than Paragraph 18(f) and Paragraph 19(c).

         (c) Escrow of Insurance Proceeds. Subject to the requirements of any Facility Mortgagee, in the event of a Casualty resulting in an insurance loss payment for any Improvements and/or Related Personal Property in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000.00), unless this Lease is terminated as provided in Paragraph 17(a) or Paragraph 17(b), the proceeds of all insurance policies maintained by Tenant plus the amount of any deductible (to be deposited by Tenant) shall, subject to all Legal Requirements and to the terms of any Facility Mortgage, be deposited in the name of Landlord, Tenant and any applicable Facility Mortgagee in an escrow account at an approved financial institution designated by Landlord or the Facility Mortgagee (which depositary may be the Facility Mortgagee) (the
"Escrow Agent"), and shall be used by Tenant for the repair, reconstruction or restoration of the Improvements and/or Related Personal Property. Such proceeds shall be disbursed periodically by the Escrow Agent upon certification of the general contractor, architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence that at all times the undisbursed portion of the escrowed funds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. Subject to the requirements of a Facility Mortgage, if a Casualty results in a loss payment for the Improvements and/or Related Personal Property in an amount equal to or less than Two Hundred Fifty Thousand Dollars ($250,000.00), unless this Lease is terminated as provided in Paragraph 17(b), then the proceeds shall be paid to Tenant, and shall be applied by Tenant toward the repair, reconstruction and restoration of the Leased Property. Tenant shall obtain, and make available to Landlord, receipted bills and, upon completion of the work, full and final waivers of lien.

         (d) Uninsured Losses. Nothing contained herein shall relieve Tenant of its obligations under this Paragraph 17 even if the Casualty is not covered, either in whole or in part, by insurance.

         (e) Deletion of Properties. If this Lease is terminated as to one (1) or more Leased Properties (but not all of the Leased Properties) in connection with a Casualty (in accordance with this Paragraph 17) or a Condemnation (in accordance with Paragraph 23), the provisions of this Paragraph 17(e) shall be applicable. Without necessity of any further action of the parties, this Lease shall terminate as to the Deleted Property(ies), and the Deleted Property(ies) shall be separated and removed herefrom, on the effective date of such removal (each such date, a "Property Removal Date") as set forth under the express terms of Paragraph 17 or Paragraph 23. As of the applicable Property Removal Date, this Lease shall be automatically and ipso facto amended to: (i) delete and eliminate the Deleted Property(ies) herefrom; and (ii) exclude the applicable Deleted Property(ies) from the definition of Leased Property (except with respect to Tenant's obligations under Paragraph 18(f) or Paragraph 19(c)). The terms of items (i) and (ii) above shall not limit the liability of Tenant in case of any termination of this Lease as it relates to an applicable Deleted Property in connection with a Casualty (in accordance with Paragraph 17) or a Condemnation pursuant to Paragraph 23 for any other amounts then owed by Tenant to Landlord with respect to the related Leased Property, and the deletion of one
(1) or more of the Leased Properties from this Lease shall not reduce the Lease Basis or otherwise affect or reduce the obligations of Tenant hereunder, except for reducing the Rent by the Deleted Property Rent Adjustment. Tenant and Landlord shall execute and enter into an amendment to this Lease reflecting the elimination of any Deleted Property(ies) herefrom at the effective date of the Limited Termination Election for such Deleted Property.

18.      Insurance.



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

         (a) Insurance By Tenant. Tenant shall, throughout the Term, and at its sole cost and expense, maintain in full force and effect the types and amounts of insurance required under each of the Facility Mortgages or, if there is no Facility Mortgage affecting the applicable Leased Property or if the applicable Facility Mortgagee does not require the maintenance of insurance, the following types and amounts of insurance coverage with respect to each of the Leased Properties; provided such insurance coverage is commercially available at commercially reasonable rates:

                  (i) Hazard Insurance. Tenant shall keep the Improvements and the Related Personal Property at each of the Leased Properties, including all permitted alterations, changes, additions and replacements thereof and thereto, insured against loss or damage caused by: (A) fire, and other hazards and perils generally included under extended coverage; (B) sprinkler leakage; (C) vandalism and malicious mischief; (D) boiler and machinery; and (E) other perils commonly covered by "All Risk" insurance, all in an amount which reasonably assures there will be sufficient proceeds to replace such Improvements and the Related Personal Property in the event of a loss against which such insurance is issued but in no event less than 100% of the full replacement value thereof (exclusive of foundations). Such insurance shall contain (x) "Ordinance or Law Coverage" (if any of the related Improvements at such Leased Property or the use of the applicable Leased Property shall at any time constitute legal non-conforming structures or uses which non-conformance shall be presumed unless and until Tenant proves to Landlord's reasonable satisfaction, that such uses are conforming), "Operation of Building Laws," or "Enforcement" endorsement, (y) "demolition" insurance (in an amount of at least $5,000,000) and (z) "increased cost of construction" endorsement (equal to at least $5,000,000). All insurance required hereunder, and all other insurance maintained by Tenant on the Improvements and the Related Personal Property in excess of or in addition to that required hereunder, shall be carried in favor of Landlord, any related Facility Mortgagee and Tenant, as their respective interests may appear.

                  (ii) Liability Insurance. Tenant shall provide and keep in full force and effect a policy of general public liability and property damage insurance providing coverage against liability for personal injury, death and property damage having limits of not less than Five Million Dollars ($5,000,000) in the aggregate. Such insurance shall (A) continue at not less than the aforesaid limits until required to be changed by Landlord by reason of changed economic conditions making such protection inadequate, and (B) cover at least the following: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; (5) contractual liability covering indemnities, if any, given by Tenant contained any applicable Facility Mortgage, to the extent the same is available; (6) broad form property damage; (7) personal injury (including death resulting therefrom); (8) healthcare professional liability and (9) a liquor liability endorsement if alcoholic beverages are sold at the applicable Leased Property.

                  (iii) Business Interruption. Tenant shall provide and keep in effect a policy of business interruption insurance in an amount to cover costs, damages, lost income, expenses, Base Rent, and all other sums payable under this Lease for a period of not less than eighteen
         (18) months from the date of casualty or loss. Such insurance shall

         (A) cover all risks required to be covered by the insurance provided for in clause (i) above and clause (vii) below; (B) be in an amount sufficient to avoid any co-insurance penalty; and (C) contain an extended period of indemnity endorsement that provides that after the physical loss to the applicable Leased Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration twelve (12) months from the date of the repair, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

                  (iv) Worker's Compensation and Employer's Liability Insurance. Tenant shall provide and keep in full force and effect workers' compensation insurance, in a form prescribed by the laws of the applicable Facility State for each of the Leased Properties, and employers' liability insurance with limits of not less than One Million Dollars ($1,000,000).

                  (v) Builder's Risk Insurance. Tenant shall, prior to the commencement of and during the construction of any restoration, renovation or alteration to any of the Leased Property, provide and keep in full force and effect builder's risk insurance equal to the total cost of the project.

                  (vi) Flood Insurance. If any Improvements relating to any of the Leased Properties are or become located in an area which is considered a flood risk by the U.S. Department of Housing and Urban Development, Tenant shall provide and keep in effect a policy of flood insurance with the maximum limit of coverage available for the Improvements under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994.

                  (vii) Boiler and Machinery Insurance. Tenant shall provide and keep in effect a policy of broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about any of the Leased Properties (including "system breakdown coverage") in an amount equal to or greater than the repair and full replacement cost of such equipment and insurance against loss of occupancy or use arising from any breakdown of such equipment on a so-called "accident basis" and in such amounts as are generally required by institutional lenders for properties comparable to the applicable Leased Property.

                  (viii) Motor Vehicle Insurance. Tenant shall provide and keep in effect motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, used in connection with the operation of the Leased Property, containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00).

                  (ix) "Dram-Shop" Insurance. If alcoholic beverages are sold at any of the Leased Properties, Tenant shall provide and keep in effect a policy of so-called "dramshop" insurance or other liability insurance required in connection with the sale of alcoholic beverages containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00).

                  (x) Fidelity Insurance. Tenant shall provide and keep in effect a policy of insurance against employee dishonesty in an amount not less than One Million and No/100 Dollars ($1,000,000) and with a deductible not greater than Twenty-five Thousand and No/100 Dollars ($25,000.00).

                  (xi) Healthcare Professional Liability Insurance. Tenant shall provide and keep in effect a policy of insurance covering claims arising out of healthcare professional liability in an amount as stated in clause (ii) of this Paragraph 18(a), and, if written on a "claims-made" basis, Tenant shall also provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Landlord if such policy is cancelled or not renewed for any reason whatsoever, or by obtaining "tail" insurance coverage providing coverage for a period of at least twelve (12) months beyond the expiration of the Term.

                  (xii) Earthquake Insurance. If any of the Leased Properties is in a high probability earthquake area (i.e., Zone 1 and 2), and a probable maximum loss ("PML") study reveals that the PML is greater than 10% of the replacement cost (as determined by Landlord), then earthquake insurance must be maintained in an amount equal to the PML percentage of the replacement cost with a deductible not to exceed 5% of the values at risk. The insurance pursuant to this clause (xii) shall be on terms consistent with the comprehensive all risk insurance policy required under clause (i) above.

                  (xiii) Terrorism Insurance. If the insurance required under Paragraph 18(a)(i) above excludes coverage for acts of terrorism, Tenant shall provide terrorism insurance coverage in an amount equal to the full replacement cost of the applicable Leased Property or Leased Properties, unless such terrorism insurance coverage is (i) waived by Landlord, (ii) unable to be procured from any carrier of such insurance, or (iii) not available at commercially reasonable rates and not being carried by owners or operators of similarly situated properties.

                  (xiv) Other Insurance. In addition, Tenant shall, at Landlord's request, provide and keep in full force and effect such other insurance for such risks and in such amounts as may from time to time be required pursuant to any Facility Mortgage or by any Legal Requirements or as Landlord may, from time to time, reasonably request against such other insurable hazards or casualties that at the time are commonly insured against in the case of business operations similar to those contemplated by this Lease or for properties similar to the Leased Properties located in or around the region in which each of the Leased Properties is located including, without limitation, wind, sinkhole, mine subsidence and environmental insurance, due regard being given to the height and type of each of the applicable Leased Properties, construction, location, use and occupancy. In addition, with respect to the insurance policies required under clauses (iv),
         (viii), (ix), (x) and (xi) of this Paragraph 18, Landlord shall have the right on Notice to Tenant to change the limits of said policies by reason of changed economic conditions making such protection inadequate in Landlord's discretion, but only to the extent that such revised increased limits are customarily carried and maintained by companies engaged in businesses similar to Tenant's and operating properties similar to the Leased Properties.

         (b) Landlord as Additional Insured and/or Loss Payee. Any and all insurance maintained by Tenant as required by this Lease, or in excess of or in addition to that required hereunder, shall name Landlord and any Facility Mortgagee as additional insureds, as their interests may appear, and shall contain waiver of subrogation endorsements from its insurance carrier. Landlord and any Facility Mortgagee shall be named as the loss payee on all property policies.

         (c) Carriers and Features. All insurance policies (except those required under clause (a)(ii) and clause (a)(xi) of Paragraph 18(a) required to be carried by Tenant as provided in this Paragraph 18 shall be issued by insurance companies authorized and/or licensed to do business in the Facility State with a Best's Insurance Rating of not less than "A-" or a Best's Financial Category of not less than "VIII", with reasonable deductibles per occurrence. All such policies shall be for periods of not less than one year. At least fifteen (15) days prior to the expiration of any such policy, Tenant shall provide evidence, reasonably satisfactory to Landlord, of Tenant's policy renewal options and evidence that such policy renewal will be in place prior to the expiration thereof. All such policies shall require not less than thirty
(30) days written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder. Notwithstanding the foregoing, Tenant may elect to obtain blanket insurance for each of the foregoing required types of insurance.

         Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Paragraph 18 and, prior to the expiration of any such policy, deliver to Landlord a copy of the renewal policy or policies, or, if Landlord or any related Facility Mortgagee requests, a certificate or certificates thereof, along with evidence that the premiums therefor have been paid for through, at least, the next ensuing monthly period or longer as may be required by the premium installment plan offered by the insurer(s) or premium finance company(ies). If, pursuant to the terms of any Facility Mortgage, Landlord is required to establish and fund payments for insurance premiums to any escrow reserve account established under the loan documents relating to such Facility Mortgage, then Tenant shall fund all such payments to the reserve account, and such payments shall constitute Additional Rent hereunder. Any such funds, paid to an escrow reserve account in connection with insurance premiums shall, subject to the terms of the applicable Facility Mortgage, be used to pay for insurance policies required under the Facility Mortgage. Upon the expiration of the Term, Landlord and Tenant shall apportion and prorate funds on deposit in any such reserve account, with Tenant being responsible for all insurance premiums relating to the period prior to the Expiration Date and Landlord being responsible for all insurance premiums relating to the period on and after the Expiration Date.

         (d) Failure to Procure Insurance. If Tenant fails to procure insurance required under this Paragraph or fails to maintain the same in full force and effect continuously during the Term, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense as Additional Rent.

         (e) Intentionally Omitted.

         (f) Indemnification of Landlord. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations,




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

claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord (except to the extent that any of the following result from Landlord's gross negligence or willful misconduct after the Commencement Date) by reason of: (i) any accident, injury to or death of persons or loss of or damage to property occurring on or about any of the Leased Properties or adjoining sidewalks or right of way, including, without limitation, any claims of malpractice; (ii) any past, present or future use, misuse, non-use, non-compliance, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of any of the Leased Properties or the Related Personal Property or any litigation, proceeding or claim by Government Agencies or other third parties (other than Condemnation proceedings) to which Landlord is made a party or participant relating to any of the Leased Properties or the Related Personal Property or such use, misuse, non-use, non-compliance, condition, management, maintenance, or repair thereof; (iii) any Impositions (which are the obligation of Tenant to pay pursuant to the applicable provisions of this Lease), and (iv) any failure or inability of Tenant to obtain the insurance coverage required hereunder. If at any time Landlord shall have received written notice of the assertion of a claim, Landlord shall give reasonably prompt written notice of such claim to Tenant, provided that (x) Landlord shall have no liability for the failure to give notice of any claim of which Tenant has otherwise been notified or has actual knowledge, and (y) the failure of Landlord to give such a notice to Tenant shall not limit the rights of Landlord or the obligations of Tenant with respect to such claim, except to the extent that Tenant suffers actual monetary loss as a result of such failure. Tenant shall pay all amounts payable under this Paragraph 18(f) within fifteen (15) Business Days after demand therefor, and if not timely paid, such amounts shall bear interest at the Overdue Rate from the date payment thereof is required hereunder to the date of payment. Tenant shall have the right to control the defense and settlement of any such claim (but Tenant, without Landlord's prior written consent, which Landlord may withhold in Landlord's sole and absolute discretion, shall not be permitted to settle any claim if such settlement would admit criminal liability of Landlord), and Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld, delayed or conditioned), provided no such consent shall be required if the compromise or settlement shall result in a complete release of Landlord from the claim so compromised or settled). Landlord shall have the right (but not the obligation), at Landlord's election and sole cost and expense, to participate in the defense of any such claim, and Tenant shall have no obligation to reimburse Landlord for any attorneys' fees incurred by Landlord in connection with same. The obligations of Tenant under this Paragraph 18(f) are in addition to the obligations set forth in Paragraph 19(c) and shall survive the termination of this Lease for two (2) years.

19.      Environmental Matters.

         (a) Tenant's Covenant. Throughout the Term, Tenant covenants that it shall not cause, permit or allow any Hazardous Materials to be placed, stored, dumped, dispensed, deposited, used, transported, located, generated or subject to a Release on any of the Leased Properties in violation of any Environmental Law. Tenant shall not install or permit the installation of any underground storage tanks, above ground storage tanks, surface impoundments or asbestos-containing materials on any of the Leased Properties, unless Landlord consents in writing prior to the installation. With respect to any asbestos or any asbestos-containing materials located on or within any of the Leased Properties, Tenant will perform all necessary actions, including, but not limited to, operation and maintenance that are necessary to avoid exposing any Person to asbestos or asbestos-containing materials.

         (b) Clean-Up. During the Term, to the extent required by any applicable Environmental Laws, Tenant shall (i) Remediate the applicable Leased Property to comply with any and all Environmental Laws regarding Hazardous Materials and Remediation thereof, and (ii) pay for all Remediation costs at no cost to Landlord; provided, in each case, such Hazardous Materials were placed, used, transported, generated or subject to a Release prior to the end of the Term and do not result from any act or omission after the date hereof of Landlord (other than a failure to perform Remediation) or any other indemnity hereunder.

         (c) Indemnification. Tenant shall indemnify, release and hold harmless Landlord, its successors, assigns, members, managers, officers, directors, shareholders and employees, from and against all Liabilities (as defined below), suffered by, incurred by or assessed against such parties, their agents or other representatives, whether incurred as a result of legal action taken by any Government Agency, taken by any private claimant, or taken by Landlord, before or after the expiration of the Term as a result of the Release or Remediation of any Hazardous Materials upon or under, on or off site, associated with, generated on or flowing or originating from any of the Leased Properties prior to the end of the Term, provided such Liabilities do not arise as a result of any act or omission after the Commencement Date by Landlord (other than a failure to perform Remediation) or any other indemnitee hereunder. The term "Liabilities" as used in this Paragraph 19 is hereby defined as any and all liabilities, expenses, demands, damages, punitive or exemplary damages, consequential damages, costs, Remediation costs, losses, causes of action, claims for relief, reasonable attorneys' fees, other professional fees, penalties, fines, assessments and charges. Tenant shall have the right to control the defense or settlement of any such claim (except that Tenant shall not be authorized to settle criminal charges against Landlord without obtaining Landlord's, prior written consent, which may be withheld in Landlord's sole and absolute discretion), and Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld, delayed or conditioned, provided no such consent shall be required if the compromise or settlement shall result in the complete release of Landlord from the claim so compromised or settled). Landlord shall have the right (but not the obligation), at its election and sole cost and expense, to participate in the defense of any such claim, and Tenant shall have no obligation to reimburse Landlord for any attorneys' fees incurred by Landlord in connection with same. The provisions of this Paragraph 19 shall survive the expiration or sooner termination of this Lease for two (2) years.

         (d) Notice. Tenant shall promptly notify Landlord of any pending or threatened claim concerning Environmental Laws and/or Hazardous Material and one
(1) or more of the Leased Properties, for which Tenant has received written notice. All such notices shall describe in reasonable detail the nature of such fact, circumstance, condition, occurrence or environmental claim and, where applicable, Tenant's response thereto. Tenant shall provide additional information relating to any of the foregoing in such detail as may be reasonably requested by Landlord.



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

20. Costs and Attorneys' Fees. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to the prevailing party in such action its reasonable costs and reasonable attorneys' fees, specifically including reasonable attorneys' fees incurred in connection with any appeals (whether or not taxable or assessable as such by law). Landlord shall also be entitled to recover Landlord's reasonable attorneys' fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim.

21.      Default; Remedies.

         (a) Default. Upon the occurrence and during the continuance of any one or more of the following events (each, an "Event of Default"), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall consist of:

                  (i) Tenant's failure to pay when due any regularly scheduled payment of Rent, and such failure is not cured within five (5) days (or such earlier period as set forth in this Paragraph 21(a)); provided, however, that no Event of Default shall be deemed to have occurred under this Paragraph 21(a)(i), if Tenant or ALS Holdings cures such failure to pay, pursuant to the terms of the Agreement Regarding Leases or otherwise, within such five (5) day period;

                  (ii) Tenant's failure to pay when due any other payment of Rent, or any other sum of money payable hereunder (whether as Additional Rent or otherwise) and such failure is not cured within five
         (5) days after receipt of Notice thereof from Landlord; provided, however, that no Event of Default shall be deemed to have occurred under this Paragraph 21(a)(ii), if Tenant or ALS Holdings cures such failure to pay, pursuant to the terms of the Agreement Regarding Leases or otherwise, within such five (5) day period;

                  (iii) Tenant's failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of Notice thereof, or, if such default cannot reasonably be remedied within such period, Tenant does not within thirty (30) days after Notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently complete such act or acts within a reasonable time, provided, however, in no event shall such cure period extend beyond one hundred eighty (180) days after Notice thereof;

                  (iv) if Tenant, Lease Guarantor or Guarantor becomes bankrupt or insolvent, or files any debtor proceedings, or files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of its assets, or (x) any of the foregoing are filed against Tenant, Lease Guarantor or Guarantor, and such petition or appointment shall not have been set aside within ninety (90) days after the date of such petition or appointment, or (y) Tenant, Lease Guarantor or Guarantor makes an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if Tenant's interest in this Lease is attached, levied upon, seized or made subject to any other judicial seizure and such seizure or attachment is not discharged within ninety (90) days;

                  (v) if Tenant fails to provide insurance coverage (or allows such coverage to be canceled or lapse) pursuant to its obligation hereunder;

                  (vi) if any of Tenant, Lease Guarantor or Guarantor is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets;

                  (vii) if a default occurs under Paragraph 15;

                  (viii) if (x) there has been a final, unappealable revocation of any license, permit, certification or approval required for the lawful operation of any of the Facilities in accordance with its Intended Use, or (y) any license, permit, certification or approval required for the lawful operation of any of the Facilities is materially limited and, as a result of such limitation, Tenant experiences a material adverse effect on the operation of the Leased Properties, taken as a whole, for their respective Intended Use;

                  (ix) if Tenant voluntarily ceases operation of any of the Leased Properties for its Intended Use, except as a result of Casualty or partial or complete Condemnation;

                  (x) if Tenant fails to pay for money borrowed or for the deferred purchase price of any material property or services (excluding trade accounts payable in the ordinary course of business on customary trade terms) or any guaranty relating thereto which, in the aggregate, exceeds Two Hundred Fifty Thousand Dollars ($250,000), and the same be declared to be or become due and payable prior to the stated maturity thereof and all applicable notices with respect thereto have been given and all applicable grace or cure periods with respect thereto shall have lapsed;

                  (xi) Intentionally Omitted;

                  (xii) Intentionally Omitted;

                  (xiii) any material representation or warranty made by Tenant in this Lease is determined to have been false when made;

                  (xiv) the issuance or entry against Tenant of any final, unappealable award or judgment (or any appeal periods have expired) in an amount of Two Hundred Fifty Thousand Dollars ($250,000.00) or more, and such award or judgment shall continue unsatisfied and in effect for a period of ten (10) consecutive days without demonstrating that any insurance policy exists that would cover such award or judgment;

                  (xv) the issuance or entry against Lease Guarantor or Guarantor of any final, unappealable award or judgment (after any appeal period have expired) in an amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) or more, and such award or judgment shall continue unsatisfied and in effect for a period of ten (10) consecutive days without Tenant's demonstrating, to Landlord's reasonable satisfaction, that any insurance policy exists that would cover such award or judgment;

                  (xvi) Intentionally Omitted;

                  (xvii) if an Event of Default (as defined in the Agreement Regarding Leases) occurs under the Agreement Regarding Leases; provided, however, that if and to the extent that a default under this clause (xvii) occurs and such default arises solely as a result of a default under one (1) or more of the other Property Leases (as defined in the Agreement Regarding Leases), then, provided that no other independent Event of Default then exists under this Lease, such default shall not constitute an Event of Default, unless each Facility Mortgagee (if any) holding a Facility Mortgage encumbering the Leased Property consents in writing to such default's constituting an Event of Default; or

                  (xviii) if, on or before the fifty-fifth (55th) day following the date hereof, Tenant has either failed to (i) obtain a modification of the conditional use permit relating to the Leased Property commonly known as Alterra Clare Bridge of North Oaks (the "North Oaks Facility") in satisfaction of Tenant's obligations under Paragraph 25(g) or (ii) repurchase the North Oaks Facility from Landlord for an aggregate purchase price equal to the sum of (x) $10,081,490, plus (y) all out-of-pocket costs and expenses reasonably incurred by Landlord (including, without limitation, any legal fees and transfer taxes) in connection with such repurchase.

         Notwithstanding the foregoing, if any applicable Facility Mortgage provides for a shorter cure or grace period, or does not require notice to be given to trigger an event of default thereunder for the same obligation as described above and provided such obligation is a concurrent obligation of Tenant hereunder, then the provisions for notice (or lack thereof) and cure under such Facility Mortgage shall supersede the notice and cure provisions set forth above, it being acknowledged and agreed that all such payments and obligations of Tenant hereunder shall be made and performed within such time periods so as to comply with the terms of the Facility Mortgage.

         (b) Remedies. If any of the Events of Default hereinabove specified shall occur and be continuing, Landlord shall have and may exercise any one or more of the following rights and remedies:

                  (i) Landlord may, by written Notice thereof to Tenant, terminate this Lease as to all but not less than all of the Leased Properties, and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of all of the Leased Properties for Landlord's own account and recover immediately from Tenant any and all Rent and other sums and damages due or in existence at the time of such termination, including, without limitation: (A) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder; (B) all reasonable costs and expenses of Landlord in connection with the recovery of possession of the Leased Properties, including reasonable attorneys' fees and court costs; and (C) all costs and expenses of Landlord in connection with any reletting or attempted reletting of the Leased Properties or any part or parts thereof, including, without limitation, brokerage fees, reasonable attorneys' fees and the cost of any alterations or repairs which may be reasonably required to so relet the Leased Properties or any part or parts thereof;

                  (ii) If an Event of Default continues uncured for a period of six (6) months, Landlord may, by written Notice thereof to Tenant, terminate Tenant's option to renew the term this Lease for one (1) or both of the Renewal Terms;

                  (iii) Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Leased Properties for the account of Tenant, make such alterations of and repairs to the Leased Properties as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Leased Properties or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term), at such rent and upon such other terms and provisions as Landlord, in its reasonable discretion, may deem advisable. If Landlord retakes and resumes possession of the Leased Properties, it shall use commercially reasonable efforts to mitigate any damages it suffered by virtue of such Event of Default. Subject to the requirements of any Facility Mortgage, upon any such reletting, all rents received by Landlord from such reletting shall be applied: (A) first, to the payment of all costs and expenses of recovering possession of the Leased Properties; (B) second, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys' fees and the cost of any alterations and repairs reasonably required for such reletting; (C) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord, and to satisfy any Liens encumbering Tenant's leasehold interest; (D) fourth, to the payment of all Rent and other sums due and unpaid hereunder with respect to the Leased Properties; and (E) fifth, the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by Tenant hereunder, then Tenant shall promptly pay any such deficiency to Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of any of the Leased Properties or other Event of Default under this Lease other than a monetary Event of Default. No such re-entry, retaking or resumption of possession of any of the Leased Properties by Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease, unless a Notice of such intention shall be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of any Leased Property or any part or parts thereof for the account of Tenant without termination of this Lease as provided above, Landlord may at any time thereafter, upon Notice to Tenant, elect to terminate this Lease as provided above or pursue any other remedy available to Landlord for Tenant's previous and continuing Event of Default under this Lease; or

                  (iv) Landlord may, without re-entering, retaking or resuming possession of the Leased Property, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder either: (A) as they become due under this Lease, taking into account that Tenant's right and option to pay the Rent hereunder with respect to the Leased Properties on a monthly basis in any particular Lease Year is conditioned upon the absence of an Event of Default under this Lease; or (B) at Landlord's option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Initial Term or the applicable Renewal Term, as the case may be (reduced to its present value, applying an interest rate of eight percent (8%)) less the present value of the fair market rent for the same period, plus all other sums, charges, payments, costs and expenses required to be paid by Tenant to Landlord hereunder, including, without limitation, damages for breach or default of Tenant's obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Lease shall, following such acceleration, be treated as being, and in fact shall be, due and payable in advance as of the date of such acceleration. Landlord may then proceed to recover and collect all such unpaid Rent and other sums so sued for from Tenant by distress, levy, execution or otherwise.

         In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve Landlord's right or the interest of Landlord in the Leased Properties and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will result in the termination of the rights and estate of Landlord in this Lease and in any of the Leased Properties.

22.      Landlord's Default; Landlord's Right to Dispute.

         (a) Landlord Default. If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Lease and such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord, or such additional period as may be reasonably required to correct the same provided Landlord has commenced and is diligently prosecuting a cure thereof, Tenant may declare the occurrence of a "Landlord Default" by a second Notice to Landlord. Thereafter, Tenant may, but shall have no obligation, to cure the same (including, without limitation, by making payments past due under any Facility Mortgage(s) directly to the applicable Facility Mortgagee(s)), and, subject to the provisions of Paragraph 22(b), invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon from five (5) days following the date Landlord receives Tenant's invoice, at the Overdue Rate. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

         (b) Landlord's Right to Dispute. If Landlord shall in good faith dispute the occurrence of any Landlord Default, and Landlord, before the expiration of the thirty (30) day cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, Landlord shall have no obligation with respect to such occurrence or event until a final adverse determination thereof by a court of competent jurisdiction. Tenant and Landlord shall in good faith attempt to resolve such dispute and if they fail to do so within ten (10) days after Landlord's Notice, either may submit the matter for resolution to a court of competent jurisdiction.

23.      Condemnation.

         (a) Complete Taking. If (i) the whole of any of the Leased Properties shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any of the Leased Properties renders the affected Leased Property Unsuitable for its Intended Use, then this Lease shall automatically terminate as to the affected Leased Property only as of the Date of Taking, subject to the obligations of Tenant to deliver to Landlord all Awards to which Landlord is entitled pursuant to the terms of this Lease and to pay such other amounts as required by Paragraph 23(c) hereof, which obligations shall survive the termination of this Lease as to such affected Leased Property. Tenant and Landlord shall seek the Award for their interests in the affected Leased Property as provided in Paragraph 23(c).

         (b) Partial Taking. If any part of any of the Leased Properties shall be taken by Condemnation, such that the remaining portion of the affected Leased Property may continue to be used for its Intended Use, this Lease shall not terminate or be terminated, and subject to Paragraph 23(d), Tenant shall restore the remaining portion of the affected Leased Property to the extent necessary to render it reasonably suitable for its Intended Use and make all repairs to any related Improvements or Related Personal Property damaged by such taking to the extent necessary to constitute such Improvements a complete architectural unit and otherwise in accordance with Legal Requirements.

         (c) Award. All Awards in any Condemnation, either permanent or temporary, of all or any part of any of the Leased Properties or any easement or any appurtenance thereto, including severance and consequential damages and change in grade of any street, shall, after any required repayment of any applicable Facility Mortgage pursuant to the terms thereof, be the property of and paid to Landlord, provided that the Award in connection with any partial taking shall be made available by Landlord to pay or reimburse Tenant for the cost of restoration or rebuilding. Landlord shall make available to Tenant all or any portion of the Award to be used to pay for costs of restoration or rebuilding in connection with any such partial taking. Any such funds shall be held and disbursed by Escrow Agent in the manner and under the conditions provided in Paragraph 17. Any surplus which may remain out of any Award after any required repayment of any applicable Facility Mortgage and any payment or reimbursement to Tenant of the cost of restoration or rebuilding shall be retained by Landlord, and the Lease Basis shall be reduced on a dollar-for-dollar basis by the amount so retained. Notwithstanding the foregoing, any Award made for the Tenant's leasehold interest in the Leased Property, the loss of Tenant's business for the remainder of the Term and relocation expenses of Tenant shall be paid to and be the property of Tenant.

         (d) Unavailability of Award. If, in connection with a partial Condemnation, a Facility Mortgagee refuses to make available (within a commercially reasonable time in light of the circumstances) for the reconstruction, repair and restoration of the applicable Facility any portion of the Award, then, unless Landlord, in Landlord's sole and absolute discretion, agrees to make available to Tenant funds in an amount equal to the amount of proceeds so applied by such Facility Mortgagee, Tenant may give a Notice electing to terminate this Lease as it relates to the applicable Leased Property. Landlord shall notify Tenant in writing as to whether Landlord intends to make such funds available and shall deliver such notice to Tenant not later than ten (10) Business Days after receiving written notice from the applicable Facility Mortgagee that such Facility Mortgagee has applied or intends to apply (or has made a final determination not to disburse) the Award (it being acknowledged and agreed by the parties hereto that if Landlord advances any funds under this Paragraph 23(d), the Lease Basis will not be increased in connection with any such funding). Such termination option shall be exercised, if at all, by termination Notice given during the fifteen (15) Business Day period after Tenant's receipt of such notice from Landlord (time being of the essence with respect to the giving of such termination notice by Tenant within such time period). If Tenant elects under this Paragraph 23(d) to terminate this Lease as it relates to the applicable Leased Property, such partial termination shall be effective on the day on which the applicable condemning authority pays the Award and such funds are actually applied by the applicable Facility Mortgagee in reduction of the principal amount of the applicable Facility Mortgage. Upon the effective date of the transactions contemplated by the termination notice, (i) Tenant shall immediately assign Tenant's rights in and to any Award relating to such condemnation, and (ii) from and after such effective date until the Expiration Date, the Rent payable monthly under this Lease shall be reduced in an amount equal to the Deleted Property Rent Adjustment, and the applicable Deleted Property shall no longer be considered a Leased Property for the purposes of this Lease (other than Paragraph 18(f) and Paragraph 19(c)).

         (e) Notices. Each of Landlord and Tenant further covenants and agrees to give the other immediate Notice of the actual or threatened commencement of any Condemnation proceedings and to deliver to the other copies of any and all papers served in connection with any such proceedings.

24. Reports and Statements. Tenant shall furnish the following reports and statements to Landlord during the Term; provided, however, that with respect to the items listed in clauses (i) through (v) below, Tenant shall be required to furnish same only if and to the extent such reports are required to be delivered to any Facility Mortgagee pursuant to the loan documents relating to the applicable Facility Mortgage, whereupon Tenant shall furnish such reports listed in clauses (i) through (v) below simultaneously with the delivery of the same to such Facility Mortgagee (except to the extent that (x) Tenant is legally prohibited from delivering such information based on the facility-resident relationship and/or the physician-resident privilege under applicable laws or under any security, health, safety or confidentiality requirements imposed by applicable law or regulations or (y) Tenant's ordinary business practices and standard resident agreements, if any, require Tenant to maintain the confidential nature of certain personal information relating to individual residents living in the applicable Facility, in which case, such protected information shall be redacted from the material otherwise required to be delivered hereunder):

                  (i) copies of all licenses authorizing Tenant to operate each of the Facilities for its Intended Use (together with any renewals or extensions thereof), accompanied by an Officer's Certificate certifying that copies of such licenses are accurate and complete in all material respects;

                  (ii) true and complete copies of a report regarding the compliance of each of the Leased Properties with all licenses, permits and authorizations necessary for the use thereof in accordance with its Intended Use;

                  (iii) all Medicare and Medicaid certifications, together with provider agreements and all material correspondence relating thereto with respect to each of the Facilities, if any (excluding, however, correspondence which may be subject to any attorney-client privilege);

                  (iv) all reports or surveys, statements of deficiencies, plans of correction, and all material correspondence relating thereto, including, without limitation, all reports and material correspondence concerning compliance with or enforcement of licensure, Medicare/ Medicaid (if applicable), all accreditation requirements including physical environment and Life Safety Code survey reports (excluding, however, correspondence which may be subject to any attorney-client privilege);

                  (v) such other confirmation as to the licensure and, if applicable, Medicare and Medicaid participation of Tenant as Landlord may reasonably request from time to time;

                  (vi) as soon as available, and in any event within thirty (30) days after the end of each calendar year and within thirty (30) days after the end of each calendar quarter with respect to the first three
         (3) quarters of each calendar year, unaudited operating statements prepared for such calendar year or calendar quarter, as the case may be, with respect to Tenant, and a quarterly operating statement for each Facility, each accompanied by an Officer's Certificate certifying that the information contained therein is true and correct in all material respects;

                  (vii) within thirty (30) days after the end of each calendar month, an income statement for the Tenant, occupancy reports and a rent roll (if reasonably requested by Landlord) for each of the Facilities (including the amounts paid by residents at each of the Facilities); and

                  (viii) with reasonable promptness following request from Landlord, information regarding licensure, regulatory compliance and, if applicable, Medicare and Medicaid participation, and any other statements, reports and other information with respect to Tenant or the operation of the Leased Property required pursuant to any Facility Mortgage or otherwise reasonably requested by Landlord.

25.      Additional Covenants of Tenant.

         (a) Indebtedness of Tenant. Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any indebtedness except the following:

                  (i) indebtedness of Tenant to Landlord or to Manager under the Management Agreement;

                  (ii) indebtedness of Tenant for current taxes, assessments, governmental charges of levies, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Paragraph 26;

                  (iii) indebtedness of Tenant in respect of judgments or awards
         (A) either (x) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (y) which are fully covered by insurance payable to Tenant, or (z) which are for an amount not in excess of $250,000.00, in the aggregate, at any one time outstanding, and (B) either (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder, or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Paragraph 26, and in respect of which execution thereof shall have been stayed pending such appeal or review;

                  (iv) unsecured borrowings from any Related Party (other than Landlord or its Affiliates) which are by their terms expressly subordinate to the payment and performance of Tenant's obligations under this Lease;

                  (v) indebtedness for purchase money financing of goods and services in an amount not to exceed Fifty Thousand Dollars ($50,000.00), per Facility, incurred in the ordinary course of business, provided that any such indebtedness in excess of $50,000.00 incurred in the ordinary course of business shall be subject to Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed; or

                  (vi) unsecured trade payables incurred in the ordinary course of business.

         (b) Management of Leased Property; Joinder by Manager. Tenant shall not enter into or permit to exist any management agreement with respect to any of the Leased Properties, or make any material modification of an approved management agreement, unless the terms thereof have been previously approved in writing by Landlord, which approval may be withheld in Landlord's reasonable discretion; provided, however, that Landlord hereby approves the terms of the Management Agreement. Subject to the rights of any Facility Mortgagee, all management fees, payments in connection with any extension of credit and fees for services provided in connection with the operation of each of the Leased Properties payable by Tenant to Manager under the Management Agreement are hereby subordinated to all of the obligations of Tenant due under this Lease, and Manager's consent to such subordination is evidenced by its joining into this Lease solely to acknowledge and agree to the subordination and the other terms and conditions set forth in this Paragraph 25(b). Upon replacement of the Manager in accordance with the terms of this Lease, Tenant shall, and shall cause the new Manager of the applicable

Leased Property or Leased Properties to, execute (x) a Manager's Consent and Subordination of Property Management Agreement, in form and substance reasonably acceptable to Landlord and the new Manager, which shall provide that any fee relating to the management or operation of the applicable Leased Property (or Leased Properties) is and shall at all times remain subordinate to the payments of Rent hereunder and that such replacement manager shall be subject to the termination provisions of Paragraph 28 of the Agreement Regarding Leases, and (y) a Manager's Consent and Subordination of Property Management Agreement, in form and substance reasonably acceptable to any applicable Facility Mortgagee and the new Manager, which shall provide that any fee relating to the management or operation of the applicable Leased Property (or Leased Properties) is and shall at all times remain subordinate to the payments under any related Facility Mortgage.

         (c) Intentionally Omitted.

         (d) Capital Additions. Subject to the provisions of Paragraph 10(c) of the Agreement Regarding Leases, during each Lease Year of the Term, Tenant shall expend on Capital Additions made to the Facilities, in the aggregate, an amount at least equal to the Minimum Capital Additions Amount. As used herein, the term "Minimum Capital Additions Amount" shall mean, with respect to the Facilities, the product of (i) the number of units contained in the Facilities (in the aggregate) multiplied by (ii) Four Hundred Dollars ($400) during the first (1st) year of the Term, as such amount shall be increased on the first day of each succeeding Lease Year of the Term after the first Lease Year of the Term in proportion to increases in the Consumer Index, provided that in no event shall the Minimum Capital Additions Amount be less than the Minimum Capital Additions Amount for the prior Lease Year. If in any Lease Year Tenant fails to expend the entire Minimum Capital Additions Amount, as required pursuant to this Paragraph 25(d), prior to the end of such Lease Year, Tenant shall pay any such shortfall amount to Landlord, which funds shall be deposited into the Capital Additions Reserve (as defined in the Agreement Regarding Leases) (or a similar account required in connection with any Facility Mortgage(s)), for expenditure by Tenant as required herein. If Tenant funds any such shortfall amount to the Capital Additions Reserve prior to the end of the applicable Lease Year, no default shall be deemed to have occurred hereunder. Provided no Event of Default exists hereunder any such escrowed funds shall be disbursed by Landlord from time to time during the Term, in accordance with the terms and conditions set forth in Paragraph 10(d) of the Agreement Regarding Leases, to be used in connection with Capital Additions requiring funds in the applicable Lease Year in excess of the Minimum Capital Additions Amount, as more particularly described in Paragraph 10(c) and Paragraph 10(d) of the Agreement Regarding Leases. Subject to the provisions of Paragraph 12(a) of the Agreement Regarding Leases, the Minimum Capital Additions Amount may be adjusted from time to time based on the requirements of any Facility Mortgagee, provided any such provisions regarding the funding of capital replacement reserves under any future Facility Mortgage shall be in compliance with the requirements of Paragraph 54(b). In addition, Landlord and Tenant agree to review the Minimum Capital Additions Amount periodically (but in no event less than annually), to provide for the proper operation and maintenance of each of the Facilities.

         (e) Capital Additions Reserve. Upon Landlord's written request, or if Tenant deposits any funds in accordance with Paragraph 25(d), or if otherwise required by any Facility Mortgagee, Tenant shall establish a reserve fund for the Minimum Capital Additions Amount

(the "Capital Additions Reserve"), which reserve fund shall be held in Landlord's name or in the name of the Facility Mortgagee, if applicable, in an escrow account with a financial institution designated by Landlord or by the Facility Mortgagee, if applicable. If the Capital Additions Reserve is established, Tenant shall deposit therein one-twelfth (1/12th) of the Minimum Capital Additions Amount each month. All moneys deposited into the Capital Additions Reserve shall be maintained for the payment of, or reimbursement to Tenant for, Capital Additions Costs (other than with respect to Landlord Capital Additions). Tenant shall convey, pledge and grant to Landlord or the Facility Mortgagee, as applicable, a security interest in the Capital Additions Reserve in order to secure Tenant's obligations to pay Rent and other charges under this Lease. Tenant shall cooperate with Landlord and the Facility Mortgagee, if applicable, in connection with perfecting any such security interest.

         (f) Operation of each of the Facilities. Tenant shall operate each of the Facilities in at least as high a standard of operation as the Facilities are currently operated as of the date of this Lease.

         (g) North Oaks Zoning Compliance. Tenant shall use its best efforts to obtain, not later than fifty-five (55) days after the date hereof, (i) a modification of the conditional use permit relating to the North Oaks Facility that will reinstate the effectiveness of such conditional use permit and (ii) consent (in form reasonably satisfactory to Landlord) from the Governmental Agency granting such conditional use permit to the sale and lease back transaction contemplated by the Stock Purchase Agreement (as defined in the Agreement Regarding Leases), as it relates to the North Oaks Facility. If Tenant fails to obtain the conditional use permit modification and the consent referred to above in this Paragraph 25(g) on or before the date that is fifty-five (55) days after the date hereof, then, on the date that is fifty-five (55) days after the date hereof, Tenant shall purchase from Landlord the North Oaks Facility for a purchase price equal to the sum of (A) $10,081,490 plus (B) all out-of-pocket costs and expenses reasonably incurred by Landlord in connection with such repurchase (including, without limitation, any legal fees and transfer taxes), time being of the essence with respect to Tenant's obligation to consummate the repurchase transaction on or before the date that is fifty-five (55) days after the date hereof. If Tenant consummates the repurchase transaction as set forth above in this Paragraph 25(g), then from and after the date of the closing of such sale and repurchase, (1) the North Oaks Facility shall be deleted from the definition of Leased Property, except with respect to Tenant's obligations under Paragraph 19(c), and (2) the Lease Basis shall be reduced by $10,081,490.

26. Permitted Contests. Tenant shall have the right to contest the amount or validity of any Legal Requirement, Insurance Requirement, Lien, Imposition, charge or other claim (collectively, "Claims") as to any of the Leased Properties, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (i) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims as finally determined; (ii) such contest shall not cause Landlord to be in default under any Facility Mortgage; (iii) no part of the applicable Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss; and (iv) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Upon Landlord's request, Tenant shall either
(i) provide a bond, title indemnity, endorsement or other assurance reasonably satisfactory to Landlord that all Claims which may be assessed against the applicable Leased Property, together with all interest and penalties thereon, will be paid, or (ii) deposit within the time otherwise required for payment with the Escrow Agent or another financial institution reasonably acceptable to Landlord, as security for the payment of such Claims, an amount sufficient to pay the same, together with interest and penalties in connection therewith and all Claims which may be assessed against or become a Claim on or with respect to the applicable Leased Property, or any part thereof, in connection with any such contest. Tenant shall furnish Landlord with reasonable evidence of such deposit, title indemnity, endorsement or other assurance within five (5) Business Days after request therefor. Landlord agrees to join in such proceedings if required legally to prosecute such contest (and shall cooperate with Tenant's reasonable requests in connection therewith, at Tenant's sole cost and expense), provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith). Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed by Tenant. If Tenant shall fail (A) to pay any Claims promptly after such Claim is finally determined (provided no appeal has been commenced and under applicable law no payment is required to be made during the pendency of any appeal), (B) to provide security therefor as provided in this Paragraph 26, or (C) to prosecute any such contest diligently and in good faith, Landlord may, upon reasonable Notice to Tenant, pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand.

27. Notices of Commencement of Construction. If required by the laws of the Facility State with respect to the related Leased Property or in the event permitted by the laws of the Facility State with respect to the related Leased Property and Landlord so requests, upon Tenant giving Notice to Landlord of its intended construction, and if Tenant reasonably contemplates that construction of any work on the applicable Leased Property will cost, in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00) or more for such project, prior to commencement by Tenant of any work on the applicable Leased Property which shall have been previously permitted by Landlord as provided in this Lease, Tenant shall record or file a notice of the commencement of such work (the "Notice of Commencement") in the land records of the county in which such Leased Property is located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by applicable law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the applicable Leased Property is that of a leasehold estate and shall also clearly reflect that the interest of Landlord, as the fee simple owner of the applicable Leased Property, shall not be subject to mechanics or materialmen's liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord (in Landlord's reasonable discretion) and its attorneys prior to the recording or filing thereof, as aforesaid.

28. Limitation on Liability of Landlord and Tenant. If Tenant is awarded a money judgment against Landlord, then Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the applicable Leased Property. In no event shall any trustee, stockholder, shareholder, member, manager, partner, employee, officer or beneficiary of Landlord be personally liable for the obligations of Landlord hereunder. Except to the extent expressly provided in the Guaranty and the Lease Guaranty or in the Agreement Regarding Leases, in no event shall any trustee, shareholder, member, guarantor, partner, employee, officer or beneficiary of Tenant or any Affiliate of Tenant be personally liable for any of the obligations of Tenant hereunder.

29.      "Net" Lease/No Impairment.

         (a) "Net" Lease. Landlord and Tenant acknowledge and agree that this Lease shall be and constitute what is generally referred to as a "triple net" or "absolute net" lease, such that Tenant shall be obligated hereunder to pay all costs and expenses howsoever incurred with respect to, and associated with, each of the Leased Properties and each of the Facilities, including, without limitation, all Impositions, utility charges, insurance costs, maintenance costs, replacement costs and repair and restoration expenses (all as more particularly herein provided).

         (b) No Affect or Impairment. The obligations of Tenant hereunder shall not be affected or impaired by reason of (a) any damage to, or destruction of, any of the Leased Properties or any portion thereof, from whatever cause, or any Condemnation of any of the Leased Properties or any portion thereof (except as otherwise expressly and specifically provided in Paragraph 17 or Paragraph 23),
(b) the interruption or discontinuation of any service or utility servicing any of the Leased Properties, (c) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, due to the interference with such use by any Person or eviction by paramount title, except as provided in Paragraph 33, (d) except as provided in Paragraph 22, any claim that Tenant has or might have against Landlord on account of any breach of warranty or default by Landlord under this Lease or any other agreement by which Landlord is bound, (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, (f) the revocation, suspension or non-renewal of any license, permit, approval or other authorization necessary for the use of any of the Facilities for its Intended Use, or (g) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (i) to modify, surrender or terminate this Lease or quit or surrender any of the Leased Properties or any portion thereof, or (ii) that would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless otherwise expressly provided herein.

30.      Representations and Warranties

         (a) Representations of Tenant. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:

                  (i) Status and Authority of Tenant. Tenant is a limited liability company duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Tenant has all requisite power and authority to enter into and perform its obligations under this Lease and to consummate the transactions contemplated hereby, including such licensing as may be required for Tenant to lease and Manager to operate each of the Leased Properties for its respective Intended Use as a senior independent and assisted living facility; provided, however, that Tenant has informed Landlord that the conditional use permit relating to the North Oaks Facility is not in full force an effect. Tenant has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification.

                  (ii) Action of Tenant. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease, and this Lease constitutes the valid and binding obligation and agreement of Tenant, enforceable against Tenant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

                  (iii) No Violations of Agreements. To the best of Tenant's knowledge, except as permitted or contemplated by this Lease or the Facility Mortgage, neither the execution, delivery or performance of this Lease by Tenant, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Leased Properties pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Tenant is bound.

                  (iv) Litigation. Tenant has received no written notice, and, to Tenant's knowledge, no action or proceeding is pending or threatened, which questions the validity of this Lease.

         (b) Representations of Landlord. To induce Tenant to enter into this Lease, Landlord represents and warrants to Tenant as follows:

                  (i) Status and Authority of Landlord. Landlord is a duly organized, validly existing limited liability company and in good standing under the laws of the State of Delaware, and has all requisite power and authority under the laws of such state to enter into and perform its obligations under this Lease and, to consummate the transactions contemplated hereby. Landlord has duly qualified and is in good standing in each jurisdiction in which the nature of the business conducted by it required such qualification.

                  (ii) Action of Landlord. Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease, and, upon the execution and delivery of this Lease by Landlord, this Lease shall constitute the valid and binding obligation and agreement of Landlord, enforceable against Landlord in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

                  (iii) No Violations of Agreements. Neither the execution, delivery or performance of this Lease by Landlord, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in any creation of any lien, charge or encumbrance upon any of the property or assets of Landlord pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Landlord is bound.

                  (iv) Litigation. No investigation, action or proceeding is pending and, to Landlord's knowledge, no action or proceeding is threatened which questions the validity of this Lease or any action taken or to be taken pursuant hereto.

31. Notices. All notices, approvals, requests, consents and other communications ("Notices") given pursuant to this Lease shall be in writing and shall be deemed to have been duly given (i) when actually received if either (A) hand delivered or (B) sent by facsimile transmission, with evidence of receipt; (ii) two (2) days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, sent by registered or certified mail, postage and charges prepaid; or (iii) on the next Business Day if sent via a national overnight delivery service, addressed, in each case, as follows or at such other address as either party may specify from time to time by Notice to the other party at least five (5) days prior Notice to the other party of the changed address:

         If to Tenant:         ALS Properties Tenant I, LLC
                               c/o Alterra Healthcare Corporation
                               6737 W. Washington Street, Suite 2300
                               Milwaukee, Wisconsin  53214
                               Attention:  Mark W. Ohlendorf
                               Telephone:  (414) 918-5403
                               Facsimile:  (414) 918-5055

         with a copy to:       Rogers & Hardin LLP
                               229 Peachtree Street, N.E., Suite 2700
                               Atlanta, Georgia 30303
                               Attention:  Miriam J. Dent, Esq.
                               Telephone:  (404) 420-4608
                               Facsimile:  (404) 525-2224

         If to Guarantor:      ALS Properties Holding Company, LLC
                               c/o Alterra Healthcare Corporation
                               6737 W. Washington Street, Suite 2300
                               Milwaukee, Wisconsin  53214
                               Attention:  Mark W. Ohlendorf
                               Telephone:  (414) 918-5403
                               Facsimile:  (414) 918-5055



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

         with a copy to:       Rogers & Hardin LLP
                               229 Peachtree Street, N.E., Suite 2700
                               Atlanta, Georgia 30303
                               Attention:  Miriam J. Dent, Esq.
                               Telephone:  (404) 420-4608
                               Facsimile:  (404) 525-2224

         If to Landlord:       PSLT-ALS Properties I, LLC
                               c/o Provident Senior Living Trust
                               600 College Road East, Suite 3400
                               Princeton, New Jersey 08540
                               Attention:  General Counsel
                               Telephone:  (609) 720-0825
                               Facsimile:  (609) 720-0826

         with a copy to:       Sidley Austin Brown & Wood llp
                               787 Seventh Avenue
                               New York, New York 10019
                               Attention:  Scott Freeman, Esq.
                               Telephone:  (212) 839-7358
                               Facsimile:  (212) 839-5599

32. No Waiver. No course of dealing between Landlord and Tenant, or any delay or omission of Landlord or Tenant to insist upon a strict performance of any term or condition of this Lease shall be deemed a waiver of any right or remedy that such party may have, and shall not be deemed a waiver of any subsequent breach of such term or condition.

33. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and observing and keeping the covenants, agreements and stipulations of this Lease on its part to be kept, shall lawfully, peaceably and quietly hold, occupy and enjoy each of the Leased Properties during the Term without hindrance, ejection or molestation. Landlord covenants and warrants that it is lawfully seized of each of the Leased Properties and has good, right and lawful authority to enter into this Lease for the full term aforesaid, that each of the Leased Properties is free and clear of all encumbrances that would prevent Landlord from having such right and authority and that Landlord will put Tenant in actual possession of each of the Leased Properties on the Commencement Date.

34.      Intentionally Omitted.

35. Subordination, Non-Disturbance and Attornment. If Landlord places a Facility Mortgage on any of the Leased Properties, Landlord agrees to cause the Facility Mortgagee to execute and deliver to Tenant, and Tenant agrees to enter into, execute and deliver promptly to the Facility Mortgagee, a subordination, non-disturbance and attornment agreement substantially similar to the form attached hereto as Exhibit C (the "Subordination Agreement") with any such Facility Mortgagee, which shall provide, among other things, that if the Facility Mortgagee or any other Person acquires title to the applicable Leased Property, so long as no Event of Default has occurred and is continuing hereunder, Tenant's leasehold estate, possession and occupancy of such Leased Property shall not be disturbed, and which Subordination Agreement shall acknowledge that (subject to the foregoing) this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to each of the Leased Properties is junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to the lien of the applicable Facility Mortgage. If, within fifteen (15) days following Tenant's receipt of a written request by Landlord or the holder or proposed holder of any such Facility Mortgage, Tenant shall fail or refuse or shall have not executed any such Subordination Agreement, Tenant shall be in breach and default of its obligation to do so and of this Lease and Landlord shall be entitled thereupon to exercise any and all remedies available to Landlord pursuant to this Lease or otherwise provided by law.

36. Brokers. Each of Landlord and Tenant represent and warrant to the other that neither of them has engaged or contracted with any person, firm or entity to serve or act as a broker, agent or finder for the purpose of leasing any of the Leased Properties, and that no broker's or real estate or other similar commissions or fees are or shall be due in respect of the transaction contemplated by this Lease. Each of Landlord and Tenant shall indemnify, defend and save harmless the other from and against any cost and expense, including reasonable attorney's fees, incurred by the other as a result of the untruth of any of the foregoing representations made by it. The terms of this Paragraph 36 shall survive the termination or expiration of this Lease.

37. Invalidity. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

38. Counterparts. This Lease may be executed in two (2) or more counterparts, which taken together shall be deemed one (1) original.

39. Memorandum of Lease. The parties hereto agree not to record this Lease. The parties agree to execute and to record in the appropriate local registry where each of the Facilities is located, at Tenant's sole cost and expense, one (1) or more Memoranda of Lease substantially in the form attached hereto as Exhibit B.

40. Cumulative. All rights and remedies of Landlord and Tenant herein shall be cumulative and none shall be exclusive of any other or of any rights and remedies allowed by law.

41. Governing Law. Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the members or managers of Landlord for obligations of Landlord, as to which the laws of the State of Delaware shall govern, this Lease shall be interpreted, construed, applied and enforced with respect to each applicable Leased Property in accordance with the laws of the Facility State in which such Leased Property is located.

42. Successors and Assigns; Relationship. The covenants, terms, conditions, provisions, and undertakings in this Lease shall extend to and be binding upon the permitted successors, and assigns of the respective parties hereto, and shall be construed as covenants running with the land. This Lease creates and evidences a lease between Landlord and Tenant, and not a partnership, joint venture, or other type of ownership, inconsistent with a lease, and neither Landlord nor Tenant shall make any representation to the contrary.

43. Entire Agreement. Except for the terms and conditions of the Agreement Regarding Leases, this Lease and any exhibits attached hereto, contains the entire agreement and understanding between the parties with respect to the subject matter hereof. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, express or implied, with respect to the subject matter hereof not contained in this Lease or the Agreement Regarding Leases. All prior understandings, terms, or conditions with respect to the subject matter hereof are deemed merged in this Lease. This Lease cannot be changed or supplemented orally, but may be modified or amended only by a written instrument executed by the parties. Any disputes regarding the interpretation of any portion of this Lease shall not be presumptively construed against the drafting party.

44. Survival. Tenant's indemnity obligations herein, including, without limitation, those set forth in Paragraphs 18(f) and Paragraph 19(c) shall survive termination of this Lease for two (2) years.

45. Estoppel Certificates. Each of Landlord and Tenant shall from time to time, within fifteen (15) Business Days after request by the other and without charge, give to any person, firm or corporation specified by the requesting party an estoppel certificate containing such matters with respect to this Lease as may be reasonably requested. If the estoppel certificate is not returned within such fifteen (15) Business Day period, such party shall be deemed to have consented to the information contained therein as if it had executed such Estoppel Certificate and returned it to the requesting party.

46. Time. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

47. Captions and Headings. The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease.

48. Waiver of Jury Trial. TO THE EXTENT ALLOWED BY APPLICABLE LAW, TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD'S ACCEPTING THIS LEASE.

49. Signage. Tenant shall have the right to install signs containing Tenant's trade name and such other identification signs on each of the Leased Properties as are permitted by applicable Legal Requirements. Tenant shall obtain all governmental permits, licenses and approvals necessary to erect such signs, and shall maintain such signs in good condition and repair, ordinary wear and tear excepted (subject to Tenant's obligations under clauses
(ii) and (iii) of

Paragraph 8(a)). Tenant shall not remove any identification signs without first obtaining Landlord's written consent, which shall not be unreasonably withheld or delayed.

50. Guaranty. At the time of Tenant's execution of this Lease, Tenant shall obtain the execution of the guaranty agreement in the form of Exhibit D attached hereto ("Guaranty") by Guarantor.

51.      Intentionally Omitted.

52. Public Offering Information; Delivery of Information. Tenant specifically agrees that Landlord (or Landlord's direct or indirect Parent) may include financial information and information concerning Tenant, Lease Guarantor, Guarantor and the operation of each of the Leased Properties that does not violate the confidentiality of the facility-resident relationship and the physician-resident privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Landlord's (or Landlord's direct or indirect Parent's) securities or interests, and any other reporting requirements under applicable federal and state laws, including those of any successor to Landlord (or Landlord's direct or indirect Parent). Tenant agrees to provide such other reasonable information necessary with respect to Tenant, the Facilities, and each of the Leased Properties to facilitate a private placement or a public offering or to satisfy the SEC or regulatory disclosure requirements. Tenant agrees to cause, at Landlord's sole cost and expense, Tenant's independent accountants to consent to the inclusion of their audit report issued with respect to such financial statements in any registration statement or other filing under federal and state laws and to provide the underwriters participating in any offering of securities or interests of Landlord (or Landlord's direct or indirect Parent) with a standard accountant's "comfort" letter with regard to the financial information of Tenant or the Leased Properties included or incorporated by reference into any prospectus or other offering document. Tenant also agrees to make available to any underwriter participating in an offering of Landlord's (or Landlord's direct or indirect Parent's) securities or interests, and any attorney, accountant or other agent or representative retained by an underwriter (an "Inspector"), all financial and other records and pertinent corporate documents of Tenant as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Tenant's directors, officers and employees to supply all information requested by any such Inspector in connection with such offering. Prior to any submission or circulation of any such offering memoranda, prospectuses or similar publications, Landlord shall provide to Tenant such documents for the purpose of reviewing same. Upon request of Landlord, Tenant shall notify Landlord of any necessary corrections to information Landlord proposes to publish within a reasonable period of time (not to exceed three (3) Business Days) after being informed thereof by Landlord.

53. Appraisal Procedure. If it becomes necessary to determine the Fair Market Value of one (1) or more the Facilities for any purpose of this Lease and the parties cannot agree thereon, such Fair Market Value shall be determined upon the written demand of either party in accordance with the following procedure:

                  (i) The party requesting an appraisal, by Notice given within thirty (30) days after the date of the event that requires or permits such procedure, shall propose and unilaterally approve an appraiser licensed to perform MAI appraisals and experienced in the valuation of assisted living, independent living or skilled nursing facilities (a "Qualified Appraiser"). The other party, by Notice given within fifteen (15) days after receipt of such Notice appointing the first Qualified Appraiser, may appoint a second Qualified Appraiser. If the other party fails to appoint the second Qualified Appraiser within such fifteen (15) day period, such party shall have waived its right to appoint a Qualified Appraiser, and the first Qualified Appraiser shall make the sole determination of the Fair Market Value.

                  (ii) The selected Qualified Appraiser or Appraisers shall thereupon determine the Fair Market Value of the applicable Leased Property or Leased Properties. Each such Qualified Appraiser shall, within thirty (30) days following its appointment, submit its appraisal of such fair market value to each of Landlord and Tenant in writing, and if the amounts set forth in such appraisals vary by five percent (5%) or less of the greater value, the Fair Market Value of the applicable Leased Property or Leased Properties shall be determined by calculating the average of the two determinations by the two appraisers.

                  (iii) If the fair market values set forth in the two appraisals vary by more than five percent (5%) of the greater of the two values, the two Qualified Appraisers shall select a third Qualified Appraiser within an additional fifteen (15) days following the submittal of the last appraisal. If the two appraisers are unable to agree upon the appointment of a third appraiser within such fifteen
         (15) day period, either party may, upon written notice to the other, request that such appointment be made by the then President (or equivalent officer) of the Chapter of the American Institute of Real Estate Appraisers in the Facility State for each of the applicable Leased Properties, or his or her designee or, if there is no such organization or if such individual declines to make such appointment, by any state or Federal court of competent jurisdiction for the Facility State for each of the applicable Leased Properties.

                  (iv) Within twenty (20) days following its selection, the third appraiser shall review the two (2) appraisals and select the appraisal that it determines most clearly reflects the fair market value. The selected fair market value shall then be the Fair Market Value of the applicable Leased Property or Leased Properties.

                  (v) In connection with the appraisal process, Tenant shall provide the appraisers full access during normal business hours to examine the applicable Facility or Facilities, the books, records and files of Tenant and all agreements, leases and other operating agreements relating to the applicable Facility or Facilities. The costs of each party's appraisal shall be borne by the selecting party and the cost of the third appraisal shall be shared equally. Upon determining such value, the appraisers shall promptly notify Landlord and Tenant in writing of such determination. The determination of the Qualified Appraisers made in accordance with the foregoing provisions shall be final and binding upon the parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

54.      Facility Mortgages.

         (a) Cooperation in Obtaining Facility Mortgages. Tenant agrees, at Landlord's cost and expense, to cooperate with Landlord's reasonable requests to assist Landlord in obtaining one (1) or more Facility Mortgage(s) with respect to Landlord's fee interest in one (1) or more of the Leased Properties. Subject to the execution of a reasonably satisfactory confidentiality agreement, and provided there is no violation of (i) any security, health, safety, or confidentiality requirements of any Governmental Agency or imposed by applicable law or regulations and/or (ii) Tenant's ordinary business practices and standard resident agreements, if any requiring Tenant to maintain the confidential nature of certain personal information relating to individual residents living in the applicable Facility, Tenant agrees to provide such information as is reasonably requested by Landlord or any proposed Facility Mortgagee with respect to Tenant, Guarantor or the operation of the applicable Leased Property or Leased Properties to facilitate in obtaining such Facility Mortgage.

         (b) Compliance With Facility Mortgages. Tenant agrees to operate each of the Facilities and to maintain each of the Facilities and all of the Leased Properties in a manner that complies in all material respects with the terms of any Facility Mortgage, provided the same do not conflict with the terms of this Lease (subject to the penultimate sentence of this Paragraph 54(b)). Tenant shall make all deliveries of information with respect to the applicable Leased Property available to Tenant and required under such Facility Mortgages and shall otherwise comply with the operational requirements in such Facility Mortgages, provided the same do not conflict with the terms of this Lease (subject to the penultimate sentence of this Paragraph 54(b)), including, without limitation, complying in all material respects with the insurance requirements (subject to the proviso in the penultimate sentence of this Paragraph 54(b)) and the financial reporting requirements. Tenant shall not have any right to approve the terms of any Facility Mortgage, and Landlord may enter into any Facility Mortgage as Landlord may determine in Landlord's sole and absolute discretion; provided, however, that Landlord agrees that the business terms, provisions and conditions contained in any Facility Mortgage shall be commercially reasonable in the then current market at the time that such Facility Mortgage is obtained and shall be reasonably consistent with the then current standards for similar-type financing transactions affecting similar types of properties as reflected, generally, in mortgages, deeds of trust and security deeds encumbering other assisted living and independent living facilities which are similar to those owned and/or managed by Guarantor or its direct or indirect subsidiaries (provided, however, that with respect to assessing whether the insurance requirements under the proposed Facility Mortgage satisfy the foregoing requirement, the standard set forth in Paragraph 18(a)(xiv) shall govern); provided, further, that in no event shall the terms of any Facility Mortgage increase the Base Rent payable hereunder or alter the payment schedule for Base Rent, and Tenant agrees that Tenant's obligation to comply with the terms of any such Facility Mortgage shall not be deemed to be in contravention or conflict with the terms of this Lease, even in cases where the Facility Mortgage imposes obligations that are greater than the obligations of Tenant under this Lease. Landlord shall deliver to Tenant drafts of all proposed new Facility Mortgage loan documents at least fifteen (15) Business Days prior to entering into same.

         (c) Escrow Reserve Accounts Under Facility Mortgages. For purposes of this Lease, any funds on deposit in any escrow reserve account required under any Facility Mortgage (other than any principal reserve funds) that were funded by Tenant in accordance with Tenant's obligations under this Lease shall be deemed to be the property of Tenant. If during the term, any Facility Mortgage is refinanced and the terms of the replacement Facility Mortgage do not require Landlord to establish escrows at the inception thereof, then any amounts then held in escrow reserve accounts (other than principal reserve accounts) shall be disbursed to Tenant, and any amounts then held in principal reserve accounts shall be disbursed to Landlord. Subject to
Section 16, at the expiration of the Term, any funds on deposit in any escrow reserve account (other than any principal reserve account) that were funded by Tenant in accordance with Tenant's obligations under this Lease shall be promptly returned to Tenant.

55. Escrows Held by Facility Mortgagee. Tenant shall be responsible for funding the real estate tax, capital improvement reserve account, deferred maintenance reserve account and other property-related reserve accounts under any Facility Mortgage to the extent that such reserves are used to fund any of Tenant's obligations under this Lease; provided, however, that Tenant shall not in any event be required to fund deposits into any principal repayment reserve account. Provided no Event of Default has occurred and is continuing, Landlord shall cooperate with Tenant to make available to Tenant for use in accordance with the terms of the Facility Mortgage amounts held in escrow by any Facility Mortgagee or any Facility Mortgage on any of the other Leased Properties, excluding amounts on deposit in debt service reserve funds and amounts held as tenant security deposits, for the uses established therefor in accordance with the terms of the applicable Facility Mortgage (i.e., payment of taxes or insurance premiums; capital expenditures) and which are required to be performed by Tenant under this Lease. Tenant shall cooperate with Landlord in requesting the disbursement of such amounts from the applicable Facility Mortgagee in accordance with the provisions of the Facility Mortgage, and shall promptly furnish to Landlord such documents and other evidence requested by the applicable Facility Mortgagee in connection therewith.

56. Single Lease. Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Lease as single lease in all respects was and is of primary importance to Landlord, and Landlord would not have entered into this Lease without there being such an agreement and such treatment of this Lease. All rights and obligations under this Lease relating to the Leased Properties shall apply to each Leased Property and any default under this Lease pertaining to a single Leased Property or to all of the Leased Properties or any portion thereof shall be an Event of Default pertaining to all of the Properties and each of the Leased Properties. Without limiting the generality of the foregoing, the parties hereto acknowledge that, notwithstanding any references herein to any individual Leased Property and notwithstanding the possibility that certain individual Leased Properties may be deleted herefrom pursuant to the express provisions of this Lease under certain limited circumstances, the parties hereto expressly intend and agree that this Lease is not divisible and shall be treated as a single lease for all purposes whatsoever (including, without limitation, in the context of Tenant's attempted rejection, assumption and/or assignment of this Lease in any bankruptcy or other insolvency proceeding affecting any Tenant, in which case the parties hereto intend for such rejection to terminate this Lease with respect to all of the Leased Properties or such assumption to apply with respect to all of the Leased Properties, i.e., all but not less than all of the Leased Properties). This Lease does not constitute, and may not be enforced or treated as, a separate lease for any individual Leased Property.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have hereunto executed this Lease the day and year first above written.

                                   LANDLORD:
                                   --------

                                   PSLT-ALS PROPERTIES I, LLC,
                                   a Delaware limited liability company

                                   By:  Provident Senior Living Trust, a
                                        Maryland real estate investment trust,
                                        its sole member
                                   By:_________________________________________
                                        Name: Saul A. Behar
                                        Title:  Senior Vice President


                                   TENANT:
                                   ------

                                   ALS PROPERTIES TENANT I, LLC,
                                   a Delaware limited liability company

                                   By:  ALS Properties Holding Company, LLC,
                                        a Delaware limited liability company,
                                        its sole member


                                   By:_______________________________
                                        Name:
                                        Title:



                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Manager hereby joins into this Property Lease Agreement for the limited purposes set forth in Paragraph 25(b):

MANAGER:

ALTERRA HEALTHCARE CORPORATION,
a Delaware Corporation



By:_______________________________
   Name:
   Title:

                                   EXHIBIT A

                               LEGAL DESCRIPTION



                                  Exhibit A-1

                                   EXHIBIT B

                      FORM OF MEMORANDUM OF MASTER LEASE

This instrument prepared by and upon recordation return to:

___________________
___________________
___________________
___________________


   ________________________________________________________________________



                          MEMORANDUM OF MASTER LEASE

         THIS MEMORANDUM OF MASTER LEASE (this "Memorandum") is made and entered into this ___ day of October, 2004 by and between PSLT-ALS PROPERTIES I, LLC, a Delaware limited liability company, with an address at c/o Provident Senior Living Trust, 600 College Road East, Suite 3400, Princeton, New Jersey 08540 ("Landlord"), and ALS PROPERTIES TENANT I, LLC, a Delaware limited liability company, with an address at c/o Alterra Healthcare Corporation, 6737 West Washington Street, Suite 2300, Milwaukee, Wisconsin 53214 ("Tenant").

                               WITNESSETH THAT:

         1. Landlord and Tenant entered into a Property Lease Agreement (the "Lease") effective as of the date hereof, for premises located at the locations listed on Schedule 1 annexed hereto and made a part hereof, including the real property commonly known as ___________________ and more particularly described in Exhibit A attached hereto (collectively, the "Premises").

         2. The term of the Lease commences as of the date hereof, the date referred to therein as the Commencement Date, and shall terminate on October 31, 2019. The Lease contains two (2) five (5) year renewal terms. The Lease may be terminated earlier pursuant to the terms of the Lease.

         3. This Memorandum shall apply with respect to Landlord, Tenant and each of their respective successors and permitted assigns. This Memorandum is not intended to modify the terms of the Lease and in the event of any ambiguity, the Lease shall control.

         4. Any notices required hereunder shall be directed to the parties shown on Exhibit B attached hereto and made a part hereof for all purposes.



                                  Exhibit B-1

         EXECUTED by the undersigned under seal with the intent that this instrument be an instrument under seal as of the day, month and year first above written.


                                         LANDLORD:
                                         ---------

                                         PSLT-ALS PROPERTIES I, LLC
                                         a Delaware limited liability company

                                         By:  Provident Senior Living Trust,
                                              its sole member


                                              By:____________________________
                                                 Name:  Saul A. Behar
                                                 Title:  Senior Vice President


                                         TENANT:
                                         ------

                                         ALS PROPERTIES TENANT I, LLC



                                         By:  ALS Properties Holding
                                              Company, LLC,
                                              its sole member



                                              By:________________________
                                                 Name:  Kristin A. Ferge,
                                                 Vice President



                                  Exhibit B-2

                             [ADD Acknowledgement]




                                  Exhibit B-3

                                  SCHEDULE 1
                 List of All Properties Demised Under the Lease



-----------------------------------------------------------
                  Property Name                County
            (Street, City, State, Zip)
-----------------------------------------------------------
1.       Sterling House of Mesa               Maricopa
         6060 East Arbor Avenue
         Mesa, AZ 85206
-----------------------------------------------------------
2.       Clare Bridge of Ore Valley             Pima
         10175 North Oracle Road
         Ore Valley, AZ 85737
-----------------------------------------------------------
3.       Sterling House of Peoria             Maricopa
         8989 West Greenbriar Drive
         Peoria, AZ 85382
-----------------------------------------------------------
4.       Clare Bridge of Tempe                Maricopa
         1610 East Guadalupe Road
         Tempe, AZ  85283
-----------------------------------------------------------
5.       Sterling House on East Speedway        Pima
         8468 East Speedway Boulevard
         Tucson, AZ  85710
-----------------------------------------------------------
6.       Wynwood of Colorado Springs          El Paso
         2780 Vickers Drive
         Colorado Springs, CO 80918
-----------------------------------------------------------
7.       Wynwood of Pueblo Pueblo 4723 Surfwood Lane
         Pueblo, CO 81005
-----------------------------------------------------------
8.       Sterling House of Pensacola          Escambia
         8700 University Parkway
         Pensacola, FL 32514
-----------------------------------------------------------
9.       Clare Bridge of Tallahassee            Leon
         1980 Centre Pointe Boulevard
         Tallahassee, FL 32308
-----------------------------------------------------------
10.      Clare Bridge of West Melbourne       Brevard
         7199 Greenboro Drive
         West Melbourne, FL 32904
-----------------------------------------------------------
11.      Sterling House of Winter Haven         Polk
         6110 Cypress Gardens Boulevard
         Winter Haven, FL  33884
-----------------------------------------------------------
12.      Clare Bridge Cottage of Winter         Polk
         Haven
         6120 Cypress Gardens Boulevard
         Winter Haven, FL 33884
-----------------------------------------------------------
13.      Wynwood at Twin Falls               Twin Falls
         1367 Locust Street North
         Twin Falls, ID  83301
-----------------------------------------------------------
14.      Sterling House of Evansville       Vanderburgh
         6521 Greendale Drive
         Evansville, IN 47711
-----------------------------------------------------------
15.      Sterling House of Marion              Grant
         2452 West Kem Road
         Marion, IN 49652
-----------------------------------------------------------


                                 Exhibit B-4

-----------------------------------------------------------
16.      Sterling House of Portage             Porter
         3444 Swanson Road
         Portage, IN  46368
-----------------------------------------------------------
17.      Steling House of Richmond             Wayne
         3700 South A Street
         Richmond, IN 47374
-----------------------------------------------------------
18.      Clare Bridge of Leawood              Johnson
         12724 State Line Road
         Leawood, KS  62209
-----------------------------------------------------------
19.      Clare Bridge Cottage of Topeka       Shawnee
         5800 SW Drury Lane
         Topeka, KS 66604
-----------------------------------------------------------
20.      Sterling House of Blaine              Anoka
         1005 Paul Parkway NE
         Blaine, MN 55434
-----------------------------------------------------------
21.      Clare Bridge of Eden Prairie         Hennepin
         7513 Mitchell Road
         Eden Prairie, MN 55344
-----------------------------------------------------------
22.      Sterling House of Inver Grove         Dakota
         Heights
         5891 Carmen Avenue
         Inver Grove Heights, MN 55076
-----------------------------------------------------------
23.      Clare Bridge of North Oaks            Ramsey
         300 Village Center Drive
         North Oaks, MN 55127
-----------------------------------------------------------
24.      Clare Bridge of Plymouth             Hennepin
         15855 22nd Avenue North
         Plymouth, MN 55447
-----------------------------------------------------------
25.      Clare Bridge of Winston-Salem        Forsyth
         275 South Peace Haven Road
         Winston-Salem, NC 27104
-----------------------------------------------------------
26.      Villas of Sherman Brook               Oneida
         99 Brookside Drive
         Clinton, NY 13323
-----------------------------------------------------------
27.      Villas of Summerfield                Onondaga
         100 Summerfield Village Lane
         Syracuse, NY 13215
-----------------------------------------------------------
28.      Sterling House of Alliance            Stark
         1277 South Sawburg Road
         Alliance, OH 44601
-----------------------------------------------------------
29.      Clare Bridge Cottage of Austintown   Mahoning
         1420 South Canfield Niles Road
         Austintown, OH 44515
-----------------------------------------------------------
30.      Sterling House of Beaver Creek        Greene
         3839 Indian Ripple Road
         Beaver Creek, OH 45440
-----------------------------------------------------------
31.      Sterling House of Westerville        Franklin
         6377 Cooper Road
         Columbus, OH 43231
-----------------------------------------------------------



                                 Exhibit B-5

-----------------------------------------------------------
32.      Sterling House of Salem             Columbiana
         1916 South Lincoln Avenue
         Salem, OH 44460
-----------------------------------------------------------
33.      Clare Bridge of Lynnwood            Snohomish
         18706 36th Avenue West
         Lynnwood, WA 98307
-----------------------------------------------------------
34.      Clare Bridge of Puyallup              Pierce
         8811 176th Street East
         Puyallup, WA 98375
-----------------------------------------------------------
35.      Sterling House of Fond du Lac      Fond du Lac
         1001 Primrose Lane
         Fond Du Lac, WI 54935
-----------------------------------------------------------
36.      Clare Bridge of Kenosha              Kenosha
         10108 74th Street
         Kenosha, WI 53143
-----------------------------------------------------------
37.      Clare Bridge Cottage of LaCrosse     LaCrosse
         3161 East Avenue South
         LaCrosse, WI 54601
-----------------------------------------------------------
38.      Sterling House of LaCrosse           LaCrosse
         3141 East Avenue South
         LaCrosse, WI 54601
-----------------------------------------------------------



                                 Exhibit B-6

                                   EXHIBIT A
                            to Memorandum of Lease

                       Legal Description of the Premises







                                 Exhibit B-7

                                   EXHIBIT B
                            to Memorandum of Lease

                                    Notices

         If to Tenant:         ALS Properties Tenant I, LLC
                               c/o Alterra Healthcare Corporation
                               6737 W. Washington Street, Suite 2300
                               Milwaukee, Wisconsin 53214
                               Attention:  Mark W. Ohlendorf
                               Telephone:  (414) 918-5403
                               Facsimile:  (414) 918-5055


         with a copy to:       Rogers & Hardin LLP
                               229 Peachtree Street, N.E., Suite 2700
                               Atlanta, Georgia 30303
                               Attention:  Miriam J. Dent, Esq.
                               Telephone:  (404) 420-4608
                               Facsimile:  (404) 525-2224


         If to Guarantor:      ALS Properties Holdings Company, LLC
                               c/o Alterra Healthcare Corporation
                               6737 W. Washington Street, Suite 2300
                               Milwaukee, Wisconsin  53214
                               Attention:  Mark W. Ohlendorf
                               Telephone:  (414) 918-5403
                               Facsimile:  (414) 918-5055


         with a copy to:       Rogers & Hardin LLP
                               229 Peachtree Street, N.E., Suite 2700
                               Atlanta, Georgia 30303
                               Attention:  Miriam J. Dent, Esq.
                               Telephone:  (404) 420-4608
                               Facsimile:  (404) 525-2224


         If to Landlord:       PSLT-ALS Properties I, LLC
                               c/o Provident Senior Living Trust
                               600 College Road East, Suite 3400
                               Princeton, New Jersey  08540
                               Attention:  General Counsel
                               Telephone:  (609) 720-0825
                               Facsimile:  (609) 720-0826


         with a copy to:       Sidley Austin Brown & Wood llp
                               787 Seventh Avenue
                               New York, New York 10019
                               Attention:  Scott Freeman, Esq.
                               Telephone:  (212) 839-7358
                               Facsimile:  (212) 839-5599




                                 Exhibit B-8

                                   EXHIBIT C

                        FORM OF SUBORDINATION AGREEMENT

                                              Loan Number: ____________________





Drafted by and when recorded return to:

____________________________
____________________________
____________________________
____________________________
____________________________
____________________________



             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
             ------------------------------------------------------

                        For use with Commercial Leases

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made to be effective as of the ___ day of , 200_, between _______________________________ ("Lender") and , a Delaware limited liability company ("Tenant").

                                  BACKGROUND:

Tenant has entered into a lease agreement with , a Delaware limited liability company ("Landlord") dated , 200_, (the "Lease") relating to the property described in Exhibit A attached to this Agreement and by this reference made a part of this Agreement (the "Property"). Lender has made or has committed to make or has purchased a loan to Landlord in the original principal amount of $ (the "Loan") secured by a [Deed of Trust/Mortgage, Assignment of Rents and Security Agreement] filed on
         , 200_, in the office of the Clerk/Register of Deeds in Liber _______, Page ____ (the "Mortgage") covering the Property. Tenant has agreed that the Lease will be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued use of the Property under the terms of the Lease.

                                  AGREEMENT:

For and in consideration of the mutual covenants contained in this Agreement, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are acknowledged, and notwithstanding anything in the Lease to the contrary, the parties agree as follows:

1. Subordination. The Lease with all rights, options, liens and charges created by the Lease is expressly made and will continue to be subject to and subordinate in all respects to the terms, conditions, lien, operation and effect of the Mortgage and to any renewals, modifications, consolidations, replacements and extensions of the Mortgage.

2. Nondisturbance. If Lender or any other party takes possession of the Property or becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise ("Successor Landlord"), so long as Tenant complies with and performs its obligations under





                                 Exhibit C-1
      the Lease and no event of default has occurred and is continuing under the Lease, then Lender, on its own behalf and on behalf of Successor Landlord agrees as follows:

         (a) Successor Landlord will not terminate, impair or disturb the possession of Tenant.
         (b) The Lease will continue in full force and effect as a direct Lease between Successor Landlord and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease.

3. Mortgage Remedies. Nothing contained in this Agreement will prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy.

4. Attornment. If Successor Landlord becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant agrees as follows:

         (c) Tenant will perform and observe its obligations under the Lease.
         (d) Tenant will attorn to and recognize Successor Landlord as the Landlord under the Lease for the remainder of the term of the Lease, such attornment to be automatic and self-operative.
         (e) Tenant will execute and deliver upon request of Successor Landlord an appropriate agreement of attornment to Successor Landlord.

5. Protection of Successor Landlord. Tenant agrees that Successor Landlord will not be liable for, subject to or bound by any of the following:

         (f) claims, offsets or defenses which Tenant might have against Landlord;

         (g) acts or omissions of Landlord;

         (h) rent or additional rent which Tenant might have paid for more than current month;

         (i) any security deposit or other prepaid charge paid to Landlord which Successor Landlord has not received;

         (j) construction or completion of any improvements for Tenant's use and occupancy;

         (k) warranties of any nature whatsoever, including any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession; or

         (l) amendments or modifications of the Lease made without its written consent.

6. Successor Landlord Exculpation. Tenant will look solely to Successor Landlord's interest in the Property for the payment and discharge of any obligation or liability imposed upon Successor Landlord under the Lease.

7. Estoppel. To the best of Tenant's knowledge, there does not exist any default, claim, controversy or dispute under the Lease. Tenant has not commenced any action nor sent or received any notice to terminate the Lease.

8. Notice to Lender. Tenant agrees that it will deliver to Lender a copy of all notices of default or termination received by it under the terms of the Lease.


                                 Exhibit C-2

9. Assignment to Lender. Tenant acknowledges that the Landlord may execute and deliver to Lender an assignment of the Lease as security for the Loan and Lender may assign the Loan to _____________________. Tenant expressly consents to such assignments.

10. Invalidity. If any portion of this Agreement is held invalid or inoperative, then all of the remaining portions will remain in full force and effect, and, so far as is reasonable and possible, effect will be given to the intent manifested by the portion or portions held to be invalid or inoperative.

11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State where the Property is located.

12.  Notices.

                  (i) All notices, demands and other communications ("Notices") under or concerning this Agreement must be in writing. Each Notice shall be addressed to the intended recipient at its address set forth in this Agreement, and will be deemed given on the earliest to occur of (1) the date when the Notice is received by the addressee; (2) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. The term "Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business.

                  (ii) Any party to this Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

         Any Notice, if given to Lender, must be addressed as follows:

                        ________________________________
                        ________________________________
                        ________________________________
                        ________________________________

         Any Notice, if given to Tenant, must be addressed as follows:

                        ________________________________
                        ________________________________
                        ________________________________
                        ________________________________



                                 Exhibit C-3

13. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, legal representatives, successors, successors-in-title and assigns.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together will constitute one and the same instrument.

                           [SIGNATURE PAGE FOLLOWS]



                                 Exhibit C-4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement [under seal] as of the date first above written.


                                         LENDER:


                                         _______________________________


                                         By: ___________________________
                                         Name: _________________________
                                         Title: ________________________


                             [ADD ACKNOWLEDGEMENT]




                                 Exhibit C-5

                                         TENANT:


                                         ____________________________________,
                                         a Delaware limited liability company


                                         By:
                                         Name:
                                         Its:

                             [ADD ACKNOWLEDGEMENT]


                                 Exhibit C-6

                                   EXHIBIT A

                          (Legal Description of Land)




                                 Exhibit C-7

                                   EXHIBIT D

                            FORM OF LEASE GUARANTY

         THIS LEASE GUARANTY (this "Guaranty") is made and entered into to be effective as of October __, 2004 (the "Effective Date"), by ALS Properties HOLDING COMPANY, LLC, a Delaware limited liability company ("Guarantor"), in favor of PSLT-ALS PROPERTIES I, LLC, a Delaware limited liability company ("Landlord").

                                   RECITALS

         WHEREAS, as of the Effective Date, Landlord and ALS Properties Tenant I, LLC, a Delaware limited liability company, as tenant ("Tenant"), have executed and entered into that certain Lease Agreement (as the same may be renewed, extended, amended or modified from time to time, the "Lease"), pertaining to those certain Leased Properties (as defined in the Lease Agreement);

         WHEREAS, Guarantor is a direct or indirect owner of 100% of the beneficial ownership interest in Tenant, and Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Lease; and

         WHEREAS, it is a condition to the entering into of the Lease by Landlord that Guarantor shall have executed and delivered this Guaranty.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by Guarantor, and in order to induce Landlord to enter into the Lease, Guarantor hereby agrees as follows:

     1. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees
(i) the full and prompt payment of all rent and other sums required to be paid by Tenant under the Lease, (ii) the full and timely performance of all other terms, conditions, covenants and obligations of Tenant under the Lease (as same may be amended, renewed, extended or modified), and (iii) any and all expenses (including reasonable attorneys' fees and expenses) incurred by Landlord in enforcing any rights under the Lease or this Guaranty (such obligations, collectively, are referred to as the "Guaranteed Obligations"). Guarantor agrees that this Guaranty is a guarantee of payment and performance, not collection, and that Guarantor is primarily liable and responsible for the payment and performance of the Guaranteed Obligations. It is not necessary for Landlord, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Tenant or others liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. With the exception of the defense of prior payment, performance, or compliance by Tenant or Guarantor of the Guaranteed Obligations which Guarantor is called upon to pay, or the defense that Landlord's claim against Guarantor hereunder is barred by the applicable statute of limitations, all defenses of the law of guaranty or suretyship, including, without limitation, substantive defenses and procedural defenses, are waived and released by Guarantor to the extent permitted by law. Except as provided in the preceding sentence, under no circumstances will the liability of Guarantor under this Guaranty be terminated either with respect to any period of time when the liability of Tenant under the Lease continues, or with respect to any circumstances as to which the Guaranteed Obligations have not been fully discharged by payment, performance or compliance.



                                 Exhibit D-1

     2. GUARANTY ABSOLUTE. Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Lease. The liability and responsibilities of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, or deduction and shall not be released, discharged, affected or impaired by (i) any change in the time, manner, or place of payment or performance of any of the Guaranteed Obligations, or any other amendment or waiver of, or any consent to or departure from, or termination of, the Lease, (ii) any release or discharge of Tenant in any bankruptcy, receivership or other similar proceedings, (iii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, the rejection or disaffirmance of the Lease in any such proceedings, or the assignment or transfer of the Lease by Tenant, (iv) any failure, omission or delay on the part of Landlord, to enforce, assert or exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever or any invalidity, irregularity or unenforceability as to Tenant of all or any part of the Guaranteed Obligations or any security therefor, (v) the waiver by Landlord of the performance or observance by Tenant or Guarantor of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty, (vi) any merger, consolidation, reorganization or similar transaction involving Tenant even if Tenant ceases to exist as a result of (and is not the surviving party in) such transaction, (vii) the inability of Landlord or Tenant to enforce any provision of the Lease for any reason, (viii) any change in the corporate relationship between Tenant and Guarantor or any termination of such relationship, (ix) any change in the ownership of all or any part of the membership interests in Tenant, (x) the inability of Tenant to perform, or the release of Tenant or Guarantor from the performance of, any obligation, agreement, covenant, term or condition under the Lease or this Guaranty by reason of any law, regulation or decree, now or hereafter in effect, (xi) any merger of the leasehold estate of Tenant with the fee estate or any other estate in any of the Leased Properties, or (xii) any disability or other defense of Tenant. Landlord and Tenant, without notice to or consent by Guarantor, may at any time or times enter into such modifications, extensions, amendments, or other covenants with respect to the Lease as they may deem appropriate and Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Tenant under the Lease as so modified, extended or amended.

     3. REINSTATEMENT. Guarantor further agrees that, if at any time all or any part of any payment applied to any of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Guarantor), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application had not been made.

     4. CERTAIN ACTIONS. Landlord may, from time to time at its discretion and without notice to Guarantor, take any or all of the following actions: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of




                                 Exhibit D-2
the Guaranteed Obligations; (b) extend or renew for one or more periods (regardless of whether longer than the original period), or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, Tenant) with respect to any of the Guaranteed Obligations; or (c) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release or compromise any obligations of any nature of any obligor with respect to any such property.

     5. WAIVER. To the extent permitted by applicable law, Guarantor hereby expressly waives: (i) notice of the acceptance of this Guaranty, (ii) except as otherwise provided in the Lease or this Guaranty, notice of the existence or creation or non-payment of all or any of the Guaranteed Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever except as otherwise provided in the Lease or this Guaranty, and
(iv) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     6. WAIVER OF SUBROGATION. Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty to the claims of Landlord against Tenant and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from Tenant which it may at any time otherwise have as a result of this Guaranty prior to final payment and satisfaction of the Guaranteed Obligations.

     7. MISCELLANEOUS.

         (m) Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall be effective unless the same shall be in writing and signed by Landlord.

         (n) Addresses for Notices. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed as follows, or to such other address as shall be designated by Guarantor or Landlord in written notice to the other party:

         If to Tenant:         ALS Properties Tenant I, LLC
                               c/o Alterra Healthcare Corporation
                               6737 W. Washington Street, Suite 2300
                               Milwaukee, Wisconsin 53214
                               Attention:  Mr. Mark W. Ohlendorf
                               Telephone:  (414) 918-5403
                               Facsimile:  (414) 918-5055

         with a copy to:       Alterra Healthcare Corporation
                               6737 W. Washington Street, Suite 2300
                               Milwaukee, Wisconsin 53214
                               Attention:  Mr. Mark W. Ohlendorf


                                 Exhibit D-3

                               Telephone:  (414) 918-5403
                               Facsimile:  (414) 918-5055

         and to:               Rogers & Hardin LLP
                               229 Peachtree Street
                               2700 International Tower
                               Atlanta, Georgia 30303
                               Attention:  Alan C. Leet, Esq.
                               Telephone:  (404) 420-4616
                               Facsimile:  (404) 525-2224

         If to Guarantor:      ALS Properties Holding Company, LLC
                               c/o Alterra Healthcare Corporation
                               6737 W. Washington Street, Suite 2300
                               Milwaukee, Wisconsin 53214
                               Attention:  Mr. Mark W. Ohlendorf
                               Telephone:  (414) 918-5402
                               Facsimile:  (414) 918-5055

         with a copy to:       Alterra Healthcare Corporation
                               c/o Alterra Healthcare Corporation
                               6737 W. Washington Street, Suite 2300
                               Milwaukee, Wisconsin 53214
                               Attention:  Mr. Mark W. Ohlendorf
                               Telephone:  (414) 918-5402
                               Facsimile:  (414) 918-5055

         and to:               Rogers & Hardin LLP
                               229 Peachtree Street
                               2700 International Tower
                               Atlanta, Georgia 30303
                               Attention:  Alan C. Leet, Esq.
                               Telephone:  (404) 420-4616
                               Facsimile:  (404) 525-2224

         If to Landlord:       PSLT-ALS Properties I, LLC
                               c/o Provident Senior Living Trust
                               600 College Road East, Suite 3400
                               Princeton, New Jersey 08540
                               Attention:  General Counsel
                               Telephone:  (609) 720-0825
                               Facsimile:  (609) 720-0826

         with a copy to:       Sidley Austin Brown & Wood LLP
                               787 Seventh Avenue
                               New York, New York 10019
                               Attention:  Scott Freeman, Esq.
                               Telephone:  (212) 839-7358
                               Facsimile:  (212) 839-5599

         (o) No Waiver; Remedies. No failure on the part of Landlord to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the



                                 Exhibit D-4
exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies available at law or equity.

         (p) Continuing Guaranty; Transfer of Interest. This Guaranty shall create a continuing guaranty and will (i) remain in full force and effect until payment and performance in full and satisfaction of the Guaranteed Obligations, (ii) be binding upon Guarantor and its successors and assigns, and (iii) inure, together with the rights and remedies of Landlord hereunder, to the benefit of Landlord and its successors, as permitted under the Lease. Without limiting the generality of the foregoing clause, if and when Landlord assigns or otherwise transfers any interest held by it under the Lease to any other person, that other person shall thereupon become vested with all the benefits held by Landlord under this Guaranty.

     8. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     9. INDUCEMENT TO LANDLORD. Guarantor acknowledges and agrees that the execution and delivery of this Guaranty by Guarantor to Landlord has served as a material inducement to Landlord to execute and deliver the Lease, and Guarantor further acknowledges and agrees that but for the execution and delivery of this Guaranty by Guarantor, Landlord would not have executed and delivered the Lease.

     10. INTENTIONALLY DELETED.

     11. INTENTIONALLY DELETED.

     12. SUBMISSION TO JURISDICTION. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court located in New York County, New York State over any action, suit or proceeding to enforce or defend any right under this Guaranty or otherwise arising from or relating to this Guaranty, and Guarantor irrevocably agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such court. Guarantor hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum or venue to the maintenance of any such action, suit or proceeding. Guarantor hereby agrees that a final, non-appealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     13. WAIVER OF JURY TRIAL. Guarantor hereby waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action, suit or proceeding to enforce or defend any rights under this Guaranty or any other transaction document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or arising from or relating to any relationship existing in connection with this guaranty, and agrees, to the fullest extent permitted by applicable law, that any such action, suit or proceeding shall be tried before a court and not before a jury.

     14. COOPERATION, FURTHER ASSURANCES. Guarantor covenants, and agrees to sign, execute and deliver or cause to be signed, executed and delivered and to do or make, or to cause



                                 Exhibit D-5
to be done or make, upon the written request of Landlord, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirming or otherwise, as may be reasonably required by Landlord for the purpose of, or in connection with, the transaction contemplated hereby. Upon full and final payment and performance of the Guaranteed Obligations, Landlord agrees to execute a release for the benefit of Guarantor, in form and content reasonably satisfactory to Landlord. Notwithstanding anything to the contrary contained herein, this Guaranty shall survive for a period of twenty four (24) months after the expiration or earlier termination of the Lease, and Guarantor shall be liable to Landlord hereunder for any Guaranteed Obligations which arise during such period and relate to matters which (i) occurred during the term of the Lease or (ii) Tenant is otherwise required to indemnify Landlord against pursuant to the terms of the Lease. Except to the extent expressly provided otherwise in any guaranty or indemnity from Guarantor or its direct or indirect Parent to Landlord or its Affiliates (each such term as defined in the Lease), in no event shall any trustee, shareholder, member, guarantor, partner, employee, officer or beneficiary of Guarantor be personally liable for any of the obligations of Guarantor hereunder.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]




                                 Exhibit D-6

Guarantor has caused this Guaranty to be effective as of the Effective Date.

                                         GUARANTOR:


                                         ALS Properties HOLDING
                                            COMPANY, LLC,
                                         a Delaware limited liability company


                                         By:_________________________________
                                            Name:
                                            Title:




                                 Exhibit D-7

                                ACKNOWLEDGMENT

STATE OF _____________     )
                           )       SS
COUNTY OF ___________      )

            On this ___ day of October, 2004, before me, the undersigned officer, personally appeared ____________________________, personally known to me, or proved to me on the basis of satisfactory evidence, and who acknowledged that he/she is the _________________ of ALS Properties HOLDING COMPANY, LLC, a Delaware limited liability company, and that as such officer, being duly authorized to do so pursuant to the company's bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the company by himself in his authorized capacity as such officer, as his free and voluntary act and deed and the free and voluntary act and deed of the company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.




[NOTARIAL SEAL]                         _____________________________________
                                        Notary Public



                                        My Commission Expires:


                                        _____________________________________



                                 Exhibit D-8